Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-282399 and 333-282399-02

Prospectus Supplement

(To Prospectus dated September 30, 2024)

$5,000,000,000

Accenture Capital Inc.

$1,100,000,000 3.900% Senior Notes due 2027

$1,200,000,000 4.050% Senior Notes due 2029

$1,200,000,000 4.250% Senior Notes due 2031

$1,500,000,000 4.500% Senior Notes due 2034

with full and unconditional guarantee

as to payment of principal and interest by

Accenture plc

Accenture Capital Inc., a Delaware corporation (“Accenture Capital” or the “Issuer”), is offering $1,100,000,000 aggregate principal amount of 3.900% senior notes due 2027 (the “2027 Notes”), $1,200,000,000 aggregate principal amount of 4.050% senior notes due 2029 (the “2029 Notes”), $1,200,000,000 aggregate principal amount of 4.250% senior notes due 2031 (the “2031 Notes”) and $1,500,000,000 aggregate principal amount of 4.500% senior notes due 2034 (the “2034 Notes” and, collectively with the 2027 Notes, the 2029 Notes and the 2031 Notes, the “Notes”). The 2027 Notes will mature on October 4, 2027. The 2029 Notes will mature on October 4, 2029. The 2031 Notes will mature on October 4, 2031. The 2034 Notes will mature on October 4, 2034. Accenture Capital will pay interest on the Notes on each April 4 and October 4, commencing on April 4, 2025. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Accenture Capital may redeem all of the Notes of any series at any time, and some of the Notes from time to time, at the redemption prices for the applicable series set forth in this prospectus supplement under “Description of the Notes and the Guarantee—Optional Redemption.” Accenture Capital may also redeem all of the Notes of a series at a redemption price equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes applicable to the Guarantee (as defined below), as described in this prospectus supplement under “Description of the Notes and the Guarantee—Optional Tax Redemption.”

The Notes will be fully and unconditionally guaranteed (the “Guarantee”) by Accenture plc, an Irish public limited company (“Accenture plc” or the “Guarantor”). Accenture Capital is an indirect wholly owned subsidiary of Accenture plc.

The Notes will be Accenture Capital’s general unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of Accenture Capital’s other existing and future unsecured and unsubordinated indebtedness. The Notes will not have the benefit of all of the covenants applicable to certain of Accenture Capital’s existing unsecured senior indebtedness. The Notes will be effectively subordinated to all of Accenture Capital’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness.

The Guarantee will be the Guarantor’s general unsecured and unsubordinated obligation and will rank equally in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness. The Guarantee will not have the benefit of all of the covenants applicable to certain of the Guarantor’s existing unsecured senior debt. The Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. The Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries.

Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds, Before Expenses, to Accenture Capital
Per 2027 Note	99.871%	0.250%	99.621%
2027 Notes Total	$1,098,581,000	$2,750,000	$1,095,831,000
Per 2029 Note	99.825%	0.350%	99.475%
2029 Notes Total	$1,197,900,000	$4,200,000	$1,193,700,000
Per 2031 Note	99.838%	0.400%	99.438%
2031 Notes Total	$1,198,056,000	$4,800,000	$1,193,256,000
Per 2034 Note	99.896%	0.450%	99.446%
2034 Notes Total	$1,498,440,000	$6,750,000	$1,491,690,000

Total	$4,992,977,000	$18,500,000	$4,974,477,000

Interest on the Notes of each series will accrue from October 4, 2024.

Currently, there are no public markets for the Notes, and we currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system.

The underwriters expect to deliver the Notes for purchase on or about October 4, 2024, which is the third business day following the date of this prospectus supplement, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Citigroup	BNP PARIBAS

Barclays	SOCIETE GENERALE	Deutsche Bank Securities	HSBC

Standard Chartered Bank	Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is October 1, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Notes is being made in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed after any of such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See “Where You Can Find More Information.”

Unless otherwise stated or the context otherwise requires, in this prospectus supplement we use the terms:

•	“Accenture Capital” or the “Issuer” to refer to Accenture Capital Inc., a Delaware corporation;

•	“Accenture plc” or the “Guarantor” to refer to Accenture plc, an Irish public limited company; and

•	“Accenture,” “we,” “us” or “our” to refer to Accenture plc, together with its consolidated subsidiaries, including Accenture Capital.

Important – EEA and UK Retail Investors

PRIIPs Regulation/Prohibition of sales to EEA retail investors – The Notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK PRIIPs Regulation/Prohibition of sales to UK retail investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law by virtue of the EUWA; or (iii) not a qualified

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investor as defined in Article 2(e) of Regulation (EU) 2017/1129 as it forms part of assimilated law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. References to any UK legislation include any successor legislation to that legislation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to those identified below.

•

Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

•

Our business depends on generating and maintaining client demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

•	Risks and uncertainties related to the development and use of artificial intelligence (“AI”) could harm our business, damage our reputation or give rise to legal or regulatory action.

•

If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

•	We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

•	The markets in which we operate are highly competitive, and we might not be able to compete effectively.

•	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

•

If we do not successfully manage and develop our relationships with key ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

•

Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

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•

Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

•	Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

•	Our debt obligations could adversely affect our business and financial condition.

•	Changes to accounting standards or in the estimates and assumptions we make in connection with the preparation of our consolidated financial statements could adversely affect our financial results.

•	As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

•	If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

•	We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

•	Our business could be materially adversely affected if we incur legal liability.

•	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

•	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

•

If we are unable to protect or enforce our intellectual property rights, or if our services or solutions infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

•

We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequently filed Quarterly Report on Form 10-Q incorporated herein by reference and in other filings we make with the Securities and Exchange Commission (“SEC”). Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and we undertake no obligation to update any forward-looking statements. See “Risk Factors.”

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SUMMARY

This summary highlights certain information about Accenture and this offering of the Notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under “Risk Factors,” and our financial statements and related notes thereto, before making an investment decision.

General

Accenture is a leading global professional services company that helps the world’s leading organizations build their digital core, optimize their operations, accelerate revenue growth and enhance services—creating tangible value at speed and scale. We are a talent- and innovation-led company with approximately 774,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities.

The Issuer

Accenture Capital is an indirect wholly owned subsidiary of Accenture plc. Accenture Capital was incorporated in 2001 under the laws of Delaware. See “About this Prospectus Supplement” and “Where You Can Find More Information.”

The principal executive offices of Accenture Capital are located at 500 W. Madison Street, Chicago, Illinois 60661, and its telephone number is (312) 693-0161.

The Guarantor

The Notes will be fully and unconditionally guaranteed by the Guarantor, Accenture plc. The principal executive offices of Accenture plc are located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, and its telephone number is +(353) (1) 646-2000.

Recent Developments

Fourth Quarter and Fiscal 2024 Results

In fiscal 2024, we generated approximately $34 billion and approximately $900 million in revenues from our cloud business and generative AI business, respectively, as well as approximately $3 billion in generative AI new bookings. We had total new bookings of approximately $81 billion and capital expenditures of approximately $500 million in fiscal 2024.

The following tables present highlights of Accenture’s unaudited preliminary consolidated financial results as of and for the periods indicated.

FINANCIAL RESULTS

(in millions of U.S. dollars)

	Three Months Ended August 31,		Year Ended August 31,
	2024	2023	2024	2023
Revenues	$16,406	$15,985	$64,896	$64,112
Operating expenses	14,052	14,072	55,301	55,302
Business Optimization Costs	106	472	438	1,063
Operating income	2,354	1,913	9,596	8,810
Income before income taxes	2,333	1,959	9,699	9,139
Income tax expense	614	551	2,280	2,136
Net income	1,719	1,408	7,419	7,004
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(2)	(1)	(7)	(7)
Net income attributable to noncontrolling interests – other(1)	(33)	(34)	(147)	(125)
Net income attributable to Accenture plc	1,684	1,373	7,265	6,872

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

BALANCE SHEET DATA

(in millions of U.S. dollars)

	As of August 31, 2024	As of August 31, 2023
Cash and cash equivalents	$5,004	$9,045
Total assets	55,932	51,245
Total current liabilities	18,976	18,009
Long-term debt, net of current portion	79	43
Total non-current liabilities	7,788	6,778
Total Accenture plc shareholders’ equity	28,289	25,693
Noncontrolling interest	880	766
Total shareholders’ equity	29,168	26,459
Total liabilities and shareholders’ equity	55,932	51,245

CASH FLOW STATEMENT DATA

(in millions of U.S. dollars)

	Three Months Ended August 31,		Year Ended August 31,
	2024	2023	2024	2023
Cash Flows from Operating Activities	$3,389	$3,409	$9,131	$9,524
Depreciation, amortization and other	596	641	2,168	2,281
Cash Flows from Investing Activities	(1,547)	(1,367)	(7,062)	(2,622)
Purchases of property and equipment	(214)	(180)	(517)	(528)
Cash Flows from Financing Activities	(2,429)	(1,480)	(6,064)	(5,645)

The following table presents select highlights of Accenture’s fiscal 2024 performance.

		Revenue Increase (Decrease) in millions of U.S. Dollars compared to fiscal 2023	Percentage Increase (Decrease) in U.S. Dollars	Percentage Increase (Decrease) in Local Currency(1)
Geographic Markets	North America	$445	1%	2%
	EMEA	525	2	—
	Growth Markets	(186)	(2)	7
Industry Groups(2)	Communications, Media & Technology	$(616)	(5)%	(4)%
	Financial Services	(521)	(4)	(3)
	Health & Public Service	1,280	10	10
	Products	450	2	2
	Resources	191	2	4
Type of Work(3)	Consulting	$(418)	(1)%	(1)%
	Managed Services	1,203	4	5

(1)

We use the term “in local currency” so that certain financial results may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of business performance. Financial results “in local currency” are calculated by restating current period activity into U.S. dollars using the comparable prior-year period’s foreign currency exchange rates. This approach is used for all results where the functional currency is not the U.S. dollar.

(2)

Our Communications, Media & Technology Industry Group services Communications & Media, High Tech and Software & Platform companies. Our Financial Services Industry Group services Banking & Capital Markets and Insurance companies. Our Health & Public Service Industry Group services Health and Public Service companies. Our Products Industry Group services Consumer Goods, Retail & Travel Services, Industrial and Life Sciences companies. Our Resources Industry Group services Chemicals & Natural Resources, Energy and Utilities companies.

(3)

Consulting includes strategy, management and technology consulting and technology integration consulting and reflect a finite, distinct project or set of projects with a defined outcome and typically a defined set of specific deliverables. Managed Services include ongoing, repeatable services or capabilities provided to transition, run and/or manage operations of client systems or business functions.

Revenues for our Cloud services for fiscal 2024 was approximately $34 billion. The Company discloses information about its strategic priorities, such as our Cloud and AI services, to provide additional insights into the Company’s business. Our Cloud services enable companies and organizations to access technology services and innovation, including infrastructure, applications, platforms and business processes via the internet. Revenues for strategic priorities are approximate and may be modified to reflect periodic changes in definitions. Judgement is also required to allocate revenues for client arrangements with multiple offerings into individual services. Therefore, revenues for strategic priorities also overlap so revenues for the same client arrangement may be included in multiple strategic priorities when calculating revenues for each individual strategic priority. Revenues for our Cloud services for prior fiscal years are as follows: $32 billion for fiscal 2023; $26 billion for fiscal 2022; $18 billion for fiscal 2021; $12 billion for fiscal 2020; $11 billion for fiscal 2019; $9 billion for fiscal 2018; $6.5 billion for fiscal 2017; $4.5 billion for fiscal 2016; $3.5 billion for fiscal 2015; $2.5 billion for fiscal 2014; and $1 billion for fiscal 2012.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Accenture’s management and may be revised as a result of management’s further review of results. KPMG LLP, our independent auditor, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The report of KPMG LLP incorporated by reference herein relates to Accenture’s previously issued financial statements. It does not extend to the preliminary financial data and should not be read to do so.

The foregoing is only a summary and is not intended to be a comprehensive statement of Accenture’s unaudited preliminary financial results. Actual results may differ materially from the estimates as a result of the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. Audited financial statements as of and for the period ended August 31, 2024 will be included in our Annual Report on Form 10-K for the year ended August 31, 2024. Accenture’s audited financial statements for the year ended August 31, 2024 will not be available to you prior to your investment decision with respect to the offering.

The Offering

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes and the Guarantee” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Issuer	Accenture Capital.

Notes Offered	$1,100,000,000 aggregate principal amount of 3.900% senior notes due 2027.

$1,200,000,000 aggregate principal amount of 4.050% senior notes due 2029.

$1,200,000,000 aggregate principal amount of 4.250% senior notes due 2031.

$1,500,000,000 aggregate principal amount of 4.500% senior notes due 2034.

Guarantor	Accenture plc.

Guarantee	The Notes will be fully and unconditionally guaranteed by the Guarantor.

Maturity Date	2027 Notes: October 4, 2027.

2029 Notes: October 4, 2029.

2031 Notes: October 4, 2031.

2034 Notes: October 4, 2034.

Interest Rate	The 2027 Notes will bear interest from and including October 4, 2024 at the rate of 3.900% per annum, payable semi-annually in arrears. The 2029 Notes will bear interest from and including October 4, 2024 at the rate of 4.050% per annum, payable semi-annually in arrears. The 2031 Notes will bear interest from and including October 4, 2024 at the rate of 4.250% per annum, payable semi-annually in arrears. The 2034 Notes will bear interest from and including October 4, 2024 at the rate of 4.500% per annum, payable semi-annually in arrears.

Interest Payment Dates	Interest on the Notes will be payable in arrears on each April 4 and October 4, commencing on April 4, 2025.

Ranking

The Notes will be the Issuer’s general unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. As of May 31, 2024, the Issuer had no secured indebtedness for borrowed money and $1.6 billion of commercial paper outstanding. The Issuer was formed for the sole purpose of serving as an issuer of our debt securities and a borrower of our credit facilities from time to time and has no independent assets or operations or revenues. It does not have any subsidiaries. It will not have any assets, cash flow or capital resources available to fulfill any obligations under the Notes.

The Guarantee will be the Guarantor’s general unsecured and unsubordinated obligation and will rank equally in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness. The Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. As of May 31, 2024, the Guarantor had no indebtedness for borrowed money. The Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries. As of May 31, 2024, the subsidiaries of the Guarantor, other than the Issuer, had no outstanding indebtedness for borrowed money.

Optional Redemption	The Issuer may redeem any series of Notes at its option, in whole or in part, at any time and from time to time prior to the applicable Par Call Date (defined herein), at a redemption price equal to the greater of 100% of the principal amount of such series of Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest thereon to the applicable redemption date.

On or after the applicable Par Call Date, the Issuer may redeem any series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of the Notes and the Guarantee—Optional Redemption.”

Additional Amounts	Subject to certain limited exceptions, the Guarantor has agreed to pay additional amounts to holders of the Notes from time to time in the event any payment made under the Guarantee is subject to withholding or deduction in respect of certain Taxes (as defined under “Description of the Notes and the Guarantee—Payment of Additional Amounts”). However, no additional amounts will be paid with respect to any U.S. Taxes.

Optional Tax Redemption	In the event of certain changes in respect of non-U.S. Taxes applicable to the Guarantee of a series of Notes, the Issuer may redeem the Notes of such series in whole, but not in part, at any time prior to the maturity date of such series of Notes, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the Notes of such series, if any, to the redemption date. See “Description of the Notes and the Guarantee—Optional Tax Redemption.”

Covenants	The indenture includes certain requirements that must be met if the Issuer or the Guarantor consolidates with or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person. See “Description of the Notes and the Guarantee—Consolidation and Merger.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of outstanding commercial paper borrowings. See “Use of Proceeds.”

Conflicts of Interest	The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of J.P. Morgan Securities LLC, BofA Securities Inc., Citigroup Global Markets Inc. and BNP Paribas Securities Corp. are lenders under our credit agreement and affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. act as dealers and placement agents under our commercial paper program. Additionally, the Guarantor and its affiliates may provide consulting and other services in the ordinary course of our business to the underwriters or their affiliates. See “Underwriting (Conflicts of Interest).”

Absence of Market	Each series of Notes is a new issue of securities with no established trading market. We currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for any series of Notes. See “Underwriting (Conflicts of Interest).”

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement for important information regarding us and an investment in the Notes.

Further Issuances	The Issuer may, from time to time, without the written consent of and without giving notice to holders of the Notes of any series, create and issue additional Notes having the same terms and conditions as the Notes of the applicable series in all respects (other than the issue date, public offering price, first date of interest accrual and, to the extent applicable, first interest payment date of such notes). If we issue additional Notes of a series, those additional Notes will be consolidated with and form a single series with the previously outstanding Notes of the applicable series; provided, however, if any additional Notes of such series are not fungible with the Notes of such series offered by this prospectus supplement for U.S. federal income tax purposes, the additional Notes will have separate CUSIP and ISIN numbers.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The Notes and the indenture will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below and in the accompanying prospectus, as well as the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. These include risks that could have a material adverse effect on our business, results of operations, financial condition, or cash flows, and which could, in turn, impact our ability to perform our respective obligations under the Notes.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If the events discussed in the risk factors in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein occur, our business, results of operations, financial condition or cash flows could be materially adversely affected. In such an instance, the trading prices of our securities, including the Notes, could decline and you might lose all or part of your investment.

Risks Related to Accenture

Business Risks

Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

Global macroeconomic and geopolitical conditions affect us, our clients’ businesses and the markets they serve. Volatile, negative and uncertain economic and geopolitical conditions have in the past undermined and could in the future undermine business confidence in our significant markets and other markets, which are increasingly interdependent, causing our clients to reduce or defer their spending on new initiatives and technologies, and resulting in clients reducing, delaying or eliminating spending under existing contracts with us, which negatively affects our business. Growth in some of the markets we serve has slowed and could continue to slow, or could slow in other markets or stagnate or contract, in each case, for an extended period of time. Because we operate globally and have significant businesses in many markets, an economic slowdown in any of those markets could adversely affect our results of operations.

Ongoing economic and geopolitical volatility and uncertainty and changing demand patterns affect our business in a number of other ways, including making it more difficult to accurately forecast client demand and effectively build our revenue and resource plans, particularly in consulting. Economic and geopolitical volatility and uncertainty is particularly challenging because it may take some time for the effects and changes in demand patterns resulting from these and other factors to manifest themselves in our business and results of operations. Changing demand patterns from economic and political volatility and uncertainty, including as a result of increasing geopolitical tensions, inflation, economic downturns, changes in global trade policies, global health emergencies and their impact on us, our clients and the industries we serve, have in the past had a negative impact and could in the future have a significant negative impact on our results of operations. For example, based on our estimated preliminary financial results, some of these conditions slowed the pace and level of client spending, particularly for smaller contracts with a shorter duration and for our consulting services during fiscal 2024. Clients continue to prioritize large-scale transformations, which convert to revenue over a longer period.

Our business depends on generating and maintaining client demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

Our financial results depend in part on the demand for our services and solutions, which could be negatively affected by numerous factors, many of which are beyond our control and unrelated to our work product. As described above, volatile, negative or uncertain global economic and political conditions and lower growth or contraction in the markets we serve have adversely affected and could in the future adversely affect client demand for our services and solutions. Our success depends, in part, on our ability to continue to develop and implement services and solutions that anticipate and respond to rapid and continuing changes in technology and offerings to serve the evolving needs of our clients. Examples of areas of significant change include digital-, cloud- and security-related offerings, which are continually evolving, as well as developments in areas such as AI, including generative AI, augmented and virtual reality, automation, blockchain, Internet of Things, quantum and edge computing, infrastructure and network engineering, intelligent connected products, digital engineering and manufacturing, and robotics solutions. As we expand our services and solutions into these new areas, we may be exposed to operational, legal, regulatory, ethical, technological and other risks specific to such new areas, which may negatively affect our reputation and demand for our services and solutions.

Technological developments may materially affect the cost and use of technology by our clients and, in the case of cloud, data and AI solutions, could affect the nature of how we generate revenue. Some of these technological developments have reduced and replaced, in whole or in part, some of our historical services and solutions and will continue to do so in the future. This has caused, and may in the future cause, clients to delay spending under existing contracts and engagements and to delay entering into new contracts while they evaluate new technologies. Such technological developments and spending delays can negatively impact our results of operations if we are unable to introduce new pricing or commercial models that reflect the value of these technological developments or if the pace and level of spending on new technologies are not sufficient to make up any shortfall.

Developments in the industries we serve, which may be rapid, also could shift demand to new services and solutions. If, as a result of new technologies or changes in the industries we serve, our clients demand new services and solutions, we may be less competitive in these new areas or need to make significant investment to meet that demand. Our growth strategy focuses on responding to these types of developments by driving innovation and making strategic investments in acquisitions, joint ventures and adjacencies to our current offerings that will enable us to expand our business into new growth areas. If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be adversely affected.

In a particular geographic market, service or industry group, a small number of clients have contributed, or may, in the future contribute, a significant portion of the revenues of such geographic market, service or industry group, and any decision by such a client to delay, reduce, or eliminate spending on our services and solutions have had and could in the future have a disproportionate impact on the results of operations in the relevant geographic market, service or industry group.

Many of our consulting contracts are less than 12 months in duration, and these contracts typically permit a client to terminate the agreement with as little as 30 days’ notice. Longer-term, larger and more complex contracts, such as the majority of our managed services contracts, generally require a longer notice period for termination and often include an early termination charge to be paid to us, but this charge might not be sufficient to cover our costs or make up for anticipated ongoing revenues and profits lost upon termination of the contract. Many of our contracts allow clients to terminate, delay, reduce or eliminate spending on the services and solutions we provide. Additionally, a client could choose not to retain us for additional stages of a project, try to renegotiate the terms of its contract or cancel or delay additional planned work. When contracts are terminated or not renewed, we lose the anticipated revenues, and it may take significant time to replace the level of revenues lost. Consequently, our results of operations in subsequent periods could be materially lower than expected. The specific business or financial condition of a client, changes in management and changes in a client’s strategy are also all factors that can result in terminations, cancellations or delays.

Risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action.

We are increasingly applying AI-based technologies, including generative AI, to our services and solutions, to how we deliver work to our clients, and to our own internal operations. In addition, we are creating new offerings to implement AI solutions for clients. We have made significant investments in AI and are continuing to incur significant development and operational costs to develop and deploy our AI services and solutions for ourselves and for our clients. If we fail to continue to develop leading AI services and solutions, including generative AI, we may lose our leadership position in this area and fail to realize the anticipated benefits of our investments in AI.

AI technologies are complex and rapidly evolving, and we face significant competition, including from our own clients, who may develop their own internal AI-related capabilities, which can lead to reduced demand for our services or solutions. As these technologies evolve, some services and tasks currently performed by our people will be replaced by automation, including AI-enabled solutions, which will lead to reduced demand for our services and/or adversely affect the utilization rate of our professionals, if demand for those services is not replaced by demand for new services. Leveraging AI capabilities for our internal functions and operations presents additional risks, costs, and challenges, including those discussed in these risk factors.

The development, adoption, and use of AI technologies is still in the early stages and involve significant risks and uncertainties, which may expose us to legal, reputational and financial harm. AI algorithms and training methodologies may be flawed and datasets may be overbroad, insufficient, or contain biased information. Moreover, the use of AI may give rise to risks related to harmful content, accuracy, bias, intellectual property infringement or misappropriation, defamation, data privacy, cybersecurity and health and safety, among others, and also bring the possibility of new or enhanced governmental or regulatory scrutiny, litigation or other legal liability, or ethical concerns that could adversely affect our business, reputation, or financial results.

Evolving rules, regulations, and industry standards governing AI may require us to incur significant costs to modify, maintain, or align our business practices, services and solutions to comply with US and non-US rules and regulations, the nature of which cannot be determined at this time and may be inconsistent from jurisdiction to jurisdiction. Several jurisdictions where we operate are considering or have proposed or enacted legislation and policies regulating AI and non-personal data, such as the European Union’s AI Act and the U.S.’s Executive Order on AI. These regulations may impose significant requirements on how we design, build and deploy AI and handle non-personal data for ourselves and our clients or limit our ability to incorporate certain AI capabilities into our offerings.

While we aim to develop and use AI responsibly and attempt to identify and mitigate ethical and legal issues presented by its use, we may be unsuccessful in identifying or resolving issues before they arise. Any failure to address concerns relating to the responsible use of AI technology in our services and solutions may cause harm to our reputation or financial liability and, as such, may increase our costs to address or mitigate such risks and issues.

If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

Our success is dependent, in large part, on our ability to keep our people with market-leading skills and capabilities in balance with client demand around the world and our ability to attract and retain people with the knowledge and skills to lead our business globally. We must hire or reskill, retain and inspire appropriate numbers of talented people with diverse skills, backgrounds, perspectives, and lived experiences in order to serve clients across the globe, respond quickly to rapid and ongoing changes in demand, technology, industry and the macroeconomic environment, and continuously innovate to grow our business. For example, if we are unable to hire or retrain our employees to keep pace with the rapid and continuous changes in technology and the industries we serve, we may not be able to innovate and deliver new services and solutions to fulfill client demand. There is competition for scarce talent with market-leading skills and capabilities in new technologies, and our people have been directly targeted because of their highly sought-after skills and this will likely continue.

There is a risk that at certain points in time, as a result of technological developments or changes in demand, we may have more people than we need in certain skill sets or geographies or at compensation levels that are not aligned with skill sets. In these situations, we have engaged, and may in the future engage, in actions to rebalance our workforce, including reducing the rate of new hires and increasing involuntary terminations as a means to keep our supply of people and skills in balance with client demand. In some countries we are required by local law to consult with employee representative bodies such as works councils, which may constrain our operational flexibility and efficiency in balancing our workforce with client demand and make us less competitive. In addition, while an immaterial percentage of our global workforce is currently unionized, the unionization of significant employee populations could result in higher costs and other operational impediments.

At certain times and in certain geographical regions, we will find it difficult to hire and retain a sufficient number of employees with the skills or backgrounds to meet current and/or future demand. In these cases, we might need to redeploy existing people or increase our reliance on subcontractors to fill certain labor needs. If we are not successful in these initiatives, our results of operations could be adversely affected.

If our utilization rate is too high or too low, it could have an adverse effect on employee engagement and attrition, the quality of the work performed as well as our ability to staff projects.

We are particularly dependent on retaining members of Accenture Leadership with critical capabilities. If we are unable to do so, our ability to innovate, generate new business opportunities and effectively lead large and complex transformations and client relationships could be jeopardized. We depend on identifying, developing and retaining top talent to innovate and lead our businesses. This includes developing talent and leadership capabilities in markets where the depth of skilled employees may be limited. Our ability to expand in our key markets depends, in large part, on our ability to attract, develop, retain and integrate both leaders for the local business and people with critical capabilities.

Our equity-based incentive compensation plans and other variable cash compensation programs, as well as promotions, are designed to reward high-performing individuals for their contributions and provide incentives for them to remain with us. If the anticipated value of such incentives or the pace of promotions does not materialize because of company performance or volatility or lack of positive performance in our stock price, or if our total compensation package is not viewed as being competitive, our ability to attract and retain the people we need could be adversely affected. In addition, if we do not obtain the shareholder approval needed to continue granting equity awards under our share plans in the amounts we believe are necessary, our ability to attract and retain people could be negatively affected.

We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations around the world and with our people, clients, ecosystem partners and vendors. As the breadth and complexity of this infrastructure continues to grow, including as a result of the increasing reliance on, and use of, mobile technologies, social media and cloud-based services, as more of our employees continue to work remotely, and as cyberattacks become increasingly sophisticated (e.g. deepfakes and AI generated social engineering), the risk of security incidents and cyberattacks has increased. Threat actors may leverage emerging AI technologies to develop new hacking tools and attack vectors, exploit vulnerabilities, obscure their activities, and increase the difficulty of threat attribution. Such incidents could lead to shutdowns or disruptions of or damage to our systems and those of our clients, ecosystem partners and vendors, and unauthorized disclosure of sensitive or confidential information, including personal data and proprietary business information. In the past, we have experienced, and in the future, we may again experience, data security incidents resulting from unauthorized access to our and our service providers’ systems and unauthorized acquisition of our data and our clients’ data including: inadvertent disclosure, misconfiguration of systems, phishing ransomware or malware attacks. In addition, our clients have experienced, and may in the future experience, breaches of systems and cloud-based services enabled, managed or provided by us. To date these incidents have not had a material impact on our or our clients’ operations; however, there is no assurance that such impacts will not be material in the future, and such incidents have in the past and may in the future have the impacts discussed below.

In providing services and solutions to clients, we often manage, utilize and store sensitive or confidential client, Accenture or other third-party data, including customer and other personal data and proprietary information, and we expect these activities to increase, including through the use of AI, the Internet of Things and analytics. Unauthorized disclosure or use of, denial of access to, or other incidents involving sensitive or confidential client, vendor, ecosystem partner or Accenture data, whether through systems failure, employee negligence, fraud, misappropriation, or cybersecurity, ransomware or malware attacks, or other intentional or unintentional acts, could damage our reputation and our competitive positioning in the marketplace, disrupt our or our clients’ business, cause us to lose clients and result in significant financial exposure and legal liability. Similarly, unauthorized access to or through, denial of access to, downtime or other incidents involving, our software and IT supply chain or software-as-a-service providers, our or our service providers’ information systems or those we develop for our clients, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who continuously develop and deploy viruses, ransomware, malware or other malicious software programs or social engineering attacks, has and could in the future result in negative publicity, significant remediation costs, legal liability, damage to our reputation and government sanctions and could have a material adverse effect on our results of operations—see risk factor below entitled “Our business could be materially adversely affected if we incur legal liability.” Cybersecurity threats are constantly expanding and evolving, becoming increasingly sophisticated and complex, increasing the difficulty of detecting and defending against them and maintaining effective security measures and protocols.

We are subject to numerous laws and regulations designed to protect this information, including privacy and cybersecurity laws such as the European Union’s General Data Protection Regulation (“GDPR”), the United Kingdom’s GDPR, U.S. states’ recent comprehensive privacy legislation, as well as various other U.S. federal and state laws governing the protection of privacy, health or other personally identifiable information and data privacy and cybersecurity laws in other regions, and related contractual obligations. These laws and regulations continue to evolve, are increasing in complexity and number and increasingly conflict among the various countries in which we operate, which has resulted in greater compliance risk and cost for us. Various privacy laws impose compliance obligations regarding the handling of personal data, including localization of data and the cross-border transfer of data, and significant financial penalties for noncompliance. For example, failure to comply with the GDPR may lead to regulatory enforcement actions, which can result in monetary penalties of up to 4% of worldwide revenue, orders to discontinue certain data processing operations, civil lawsuits, or reputational damage. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client, third-party or Accenture data, or otherwise mismanages or misappropriates that data, we could be subject to significant litigation, monetary damages, regulatory enforcement actions, fines and/or criminal prosecution in one or more jurisdictions. These monetary damages might not be subject to a contractual limit of liability or an exclusion of consequential or indirect damages and could be significant. In addition, our liability insurance, which includes cyber insurance, might not be sufficient in type or amount to cover us against claims related to security incidents, cyberattacks and other related incidents.

The markets in which we operate are highly competitive, and we might not be able to compete effectively.

The markets in which we offer our services and solutions are highly competitive. Our competitors include:

•	large multinational IT service providers, including the services arms of large global technology providers;

•	off-shore IT service providers in lower-cost locations, particularly in India;

•	accounting firms and consultancies that provide consulting, managed services and other IT services and solutions;

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solution or service providers that compete with us in a specific geographic market, industry or service area, including advertising agency holding companies, engineering services providers and technology start-ups and other companies that can scale rapidly to focus on or disrupt certain markets and provide new or alternative products, services or delivery models; and

•	in-house IT departments of large corporations that use their own resources, rather than engage an outside firm, such as the growing number of companies that are setting up global capability centers.

Some competitors may have greater financial, marketing or other resources than we do and, therefore, may be better able to compete for new work and skilled professionals, may be able to innovate and provide new services and solutions faster than we can or may be able to anticipate the need for services and solutions before we do. Our competitors may also team together to create competing offerings.

Even if we have potential offerings that address marketplace or client needs, competitors may be more successful at selling similar services they offer, including to companies that are our clients. Some competitors are more established in certain markets, and may make executing our growth strategy to expand in these markets more challenging. Additionally, competitors may also offer more aggressive pricing or contractual terms, which may affect our ability to win work. Our future performance is largely dependent on our ability to compete successfully and expand in the markets we currently serve. If we are unable to compete successfully, we could lose market share and clients to competitors, which could materially adversely affect our results of operations.

In addition, we may face greater competition due to consolidation of companies in the technology sector through strategic mergers, acquisitions or teaming arrangements. Consolidation activity may result in new competitors with greater scale, a broader footprint or offerings that are more attractive than ours. New services or technologies offered by competitors, ecosystem partners or new entrants may make our offerings less differentiated or less competitive when compared to other alternatives, which may adversely affect our results of operations. The technology companies described above, including many of our ecosystem partners, are increasingly able to offer services related to their software, platform, cloud migration and other solutions, or are developing software, platform, cloud migration and other solutions that require integration services to a lesser extent or replace them in their entirety. These more integrated services and solutions may represent more attractive alternatives to clients than some of our services and solutions, which may materially adversely affect our competitive position and our results of operations.

Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

We believe the Accenture brand name and our reputation are important corporate assets that help distinguish our services and solutions from those of competitors and also contribute to our efforts to recruit and retain talented employees. However, our corporate reputation is susceptible to material damage by events such as disputes with clients or competitors, cybersecurity incidents or service outages, internal control deficiencies, delivery or solution failures, compliance violations, government investigations or legal proceedings. We may also experience reputational damage from employees, advocacy groups, regulators, investors and other stakeholders that disagree with the services and solutions that we offer, the clients or markets that we serve, or the ways in which we operate our business. Similarly, our reputation could be damaged by actions or statements of current or former clients, directors, employees, competitors, vendors, ecosystem partners, joint venture partners, adversaries in legal proceedings, legislators or government regulators, as well as members of the investment community or the media, including social media influencers and advocacy groups.

There is a risk that negative or inaccurate information about Accenture, even if based on rumor or misunderstanding, could adversely affect our business. Damage to our reputation could be difficult, expensive and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements or could negatively impact our relationships with ecosystem partners, resulting in a loss of business, and could adversely affect our recruitment and retention efforts. Damage to our reputation could also reduce the value and effectiveness of the Accenture brand name and could reduce investor confidence in us, materially adversely affecting our share price.

Our brand and reputation are also associated with our public commitments to various corporate environmental, social and governance (ESG) initiatives. Our disclosures on these matters and any failure or perceived failure to achieve or accurately report on our commitments, could harm our reputation and adversely affect our client relationships or our recruitment and retention efforts, as well as expose us to potential legal liability. In addition, positions we take or do not take on these issues may be unpopular with some of our employees, our clients or potential clients, our investors, legislators or government regulators, as well as members of the media, or advocacy groups, which may impact our ability to attract or retain employees or the demand for our services. We also may choose not to conduct business with potential clients or discontinue or not expand business with existing clients due to these positions.

If we do not successfully manage and develop our relationships with key ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

We have alliances with companies whose capabilities complement our own. A very significant portion of our revenue and services and solutions are based on technology or software provided by a few major ecosystem partners. See “Business—Services” on Part I of our most recent Annual Report on Form 10-K.

The business that we conduct through these alliances could decrease or fail to grow for a variety of reasons. The priorities and objectives of our ecosystem partners may differ from ours. They offer services and solutions that compete with some of our services and solutions. They may also form closer or preferred arrangements with our competitors.

Some of our ecosystem partners are also large clients or suppliers of technology to us. The decisions we make vis-à-vis an ecosystem partner may impact our ongoing alliance relationships with other members of our ecosystem.

Our ecosystem partners may at times be impacted by global events, the changing macroeconomic environment and supply chain or service disruptions, as well as rapid increases in demand for their products and services, any of which may impact their ability to provide their products and services within our expected timeframes or at anticipated prices. In addition, our ecosystem partners may also experience reduced demand for their technology or software, including, for example, in response to changes in technology, which could lessen related demand for our services and solutions.

We must anticipate and respond to continuous changes in technology and develop alliance relationships with new providers of relevant technology and services. We must secure meaningful alliances with these providers early in their life cycle so that we can develop the right number of certified people with skills in new technologies. If we are unable to maintain our relationships with current partners and identify new and emerging providers of relevant technology to expand our network of ecosystem partners, we may not be able to differentiate our services or compete effectively in the market.

If we do not obtain the expected benefits from our alliance relationships for any reason, we may be less competitive, our ability to offer attractive solutions to our clients may be negatively affected, and our results of operations could be adversely affected.

Financial Risks

Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

Our profitability is highly dependent on a variety of factors and could be materially impacted by any of the following:

Pricing pressures have had and may continue to have a negative impact on our profitability. The rates we are able to charge for our services and solutions are affected by a number of factors, including:

•	general economic and political conditions;

•	our clients’ desire to reduce their costs;

•	the competitive environment in our industry;

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the introduction of new technologies (such as generative AI), services or products by competitors, which could reduce our ability to obtain favorable pricing and impact our overall economics for the services or solutions we offer;

•

our ability to accurately estimate our service delivery costs, upon which our pricing is sometimes determined, including our ability to estimate the impact of inflation and foreign exchange on our service delivery costs over long-term contracts; and

•	the procurement practices of clients and their use of third-party advisors.

Our profitability could suffer if we are not able to remain competitive. The competitive environment in our industry affects our ability to secure new contracts at our target economics in a number of ways, any of which could have a material negative impact on our results of operations. The less we are able to differentiate our services and solutions and/or clearly convey the value of our services and solutions, the more risk we have in winning new work in sufficient volumes and at our target pricing and overall economics. Competitors may be willing, at times, to take on more risk or price contracts lower than us in an effort to enter the market or increase market share.

Our profitability could suffer if our cost-management strategies are unsuccessful, and we may not be able to improve our profitability. Our ability to improve or maintain our profitability is dependent on our being able to successfully manage our costs, including taking actions to reduce certain costs and optimize our business. Our cost management strategies include maintaining appropriate alignment between the demand for our services and solutions and the workforce needed to deliver them. If we are not effective in managing our operating costs in response to changes in demand or pricing, or if we are unable to cost-effectively hire and retain people with the knowledge and skills necessary to deliver our services and solutions, particularly in areas of new technologies and offerings and in the right geographic locations, we may incur increased costs, which could reduce our ability to continue to invest in our business in an amount necessary to achieve our planned rates of growth and our desired levels of profitability.

If we do not accurately anticipate the cost, risk and complexity of performing our work or if third parties upon whom we rely do not meet their commitments, then our contracts could have delivery inefficiencies and be less profitable than expected or unprofitable. Our contract profitability is highly dependent on our forecasts regarding the effort and cost necessary to deliver our services and solutions, which are based on available data and could turn out to be materially inaccurate. If we do not accurately estimate the effort, costs or timing for meeting our contractual commitments and/or completing engagements to a client’s satisfaction, our contracts could yield lower profit margins than planned or be unprofitable.

Moreover, many of our contracts include clauses that tie our ultimate compensation to the achievement of agreed-upon performance standards or milestones. If we fail to satisfy these measures, it could significantly reduce or eliminate our fees under the contracts, increase the cost to us of meeting performance standards or milestones, delay expected payments or subject us to potential damage claims under the contract terms, any of which could significantly affect our profitability. We also have a number of contracts in which a portion of our compensation depends on performance measures such as cost-savings, revenue enhancement, benefits produced, business goals attained and adherence to schedule. These goals can be complex and may depend on our clients’ actual levels of business activity or may be based on assumptions that are later determined not to be achievable or accurate and could negatively impact our profit margins if not achieved. Similarly, if we experience unanticipated delivery difficulties due to our management, the failure of third parties or our clients to meet their commitments, or for any other reason, our contracts could yield lower profit margins than planned or be unprofitable.

We are increasingly entering into contracts for large, complex client engagements to transform our clients’ businesses. These deals may involve transforming a client’s business, transitioning it to the cloud and updating their technology, while operating portions of their business. The scale and complexity of these projects present risks in execution and profitability challenges as a result of the costs we incur and investments we make at the beginning of these transactions. In particular, large and complex arrangements often require that we utilize subcontractors or that our services and solutions incorporate or coordinate with the software, systems or infrastructure requirements of other vendors and service providers, including companies with which we have alliances. Our profitability depends on the ability of these subcontractors, vendors and service providers to deliver their products and services in a timely manner, at the anticipated cost, and in accordance with the project requirements, as well as on our effective oversight of their performance. In some cases, these subcontractors are small firms, and they might not have the resources or experience to successfully integrate their services or products with large-scale engagements or enterprises. Some of this work involves new technologies, which may not work as intended or provide anticipated productivity gains, or may take more effort to implement than initially predicted. In addition, certain client work requires the use of unique and complex structures and alliances, some of which require us to assume responsibility for the performance of third parties whom we do not control. Any of these factors could adversely affect our ability to perform and subject us to additional liabilities, which could have a material adverse effect on our relationships with clients and on our results of operations.

Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

We are subject to taxes in numerous jurisdictions. We calculate and provide for taxes in each tax jurisdiction in which we operate. Tax accounting often involves complex matters and requires our judgment to determine our worldwide provision for income taxes and other tax liabilities. We are subject to ongoing audits, investigations and tax proceedings in various jurisdictions. Tax authorities have disagreed, and may in the future disagree, with our judgments, and are taking increasingly aggressive positions opposing the judgments we make, including with respect to our intercompany transactions. We regularly assess the likely outcomes of our audits, investigations and tax proceedings to determine the appropriateness of our tax liabilities. However, our judgments might not be sustained as a result of these audits, investigations and tax proceedings, and the amounts ultimately paid could be materially different from the amounts previously recorded.

In addition, our effective tax rate in the future could be adversely affected by challenges to our intercompany transactions, changes in the valuation of deferred tax assets and liabilities, changes in tax laws or in their interpretation or enforcement, changes in the mix of earnings in countries with differing statutory tax rates and changes in accounting principles, including the U.S. generally accepted accounting principles. Tax rates and policies in the jurisdictions in which we operate may change materially as a result of shifting economic, social and political conditions. In addition, changes in tax laws, treaties or regulations, or their interpretation or enforcement, have become more unpredictable and may become more stringent, which could materially adversely affect our tax position. A number of countries where we do business, including the United States and many countries in the European Union, have implemented, and are considering implementing, changes in relevant tax, accounting and other laws, regulations and interpretations. There remains significant uncertainty around whether these changes will ultimately be implemented and, if implemented, the extent of their impact.

The overall tax environment remains highly uncertain and increasingly complex. The European Commission has been conducting investigations, focusing on whether local country tax rulings or tax legislation provides preferential tax treatment that violates European Union state aid rules. In the U.S., various proposals to raise corporate income taxes are periodically considered. Individual countries across the globe and the European Union have either enacted or plan to enact digital taxes to impose incremental taxes on companies based on where ultimate users are located. The Organization for Economic Co-operation and Development (“OECD”), a global coalition of member countries, further developed a two-pillar plan to reform international taxation. The plan aims to prevent the proliferation of separate new digital taxes and to ensure a fairer distribution of profits among countries by creating a new global system to tax income based on the location of users, and to impose a floor on tax competition through the introduction of a global minimum tax. Ireland and other countries where we operate have enacted Pillar Two, the OECD’s global minimum tax rate, which will apply to us beginning with fiscal year 2025. Other countries are also actively considering changes to their tax laws to adopt certain parts of the OECD’s two-pillar framework. We cannot predict the impact to our income taxes of future OECD guidance and interpretations, related local country tax legislation, and local challenges to our Pillar Two positions. However, we expect Pillar Two to further increase complexity and uncertainty around income taxes. The increased focus of various jurisdictions on challenging tax positions and enacting new tax laws could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

Although we expect to be able to rely on the tax treaty between the United States and Ireland, legislative or diplomatic action could be taken, or the treaty may be amended in such a way, that would prevent us from being able to rely on such treaty. Our inability to rely on the treaty would subject us to increased taxation or significant additional expense. In addition, we could be materially adversely affected by changes in the laws (or in their interpretation or enforcement) around the definition of a U.S. person for U.S. federal income tax purposes and by changes in tax law or policy (or in their interpretation or enforcement) in Ireland or other jurisdictions where we operate, including their treaties with Ireland or the United States.

Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

Although we report our results of operations in U.S. dollars, a majority of our revenues is denominated in currencies other than the U.S. dollar. Unfavorable fluctuations in foreign currency exchange rates have had an adverse effect, and could in the future have a material adverse effect, on our results of operations.

Because our consolidated financial statements are presented in U.S. dollars, we must translate revenues, expenses and income, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, changes in the value of the U.S. dollar against other currencies will affect our revenues, operating income and the value of balance-sheet items, including intercompany payables and receivables, originally denominated in other currencies. These changes cause our growth stated in U.S. dollars to be higher or lower than our growth in local currency when compared against other periods. Our currency hedging programs, which are designed to partially offset the impact on consolidated earnings related to the changes in value of certain balance sheet items, might not be successful. Additionally, some transactions and balances may be denominated in currencies for which there is no available market to hedge.

As we continue to leverage our global delivery model, more of our expenses are incurred in currencies other than those in which we bill for the related services. An increase in the value of certain currencies, such as the Indian rupee or Philippine peso, against the currencies in which our revenue is recorded could increase costs for delivery of services at off-shore sites by increasing labor and other costs that are denominated in local currency. Our contractual provisions or cost management efforts might not be able to offset their impact, and our currency hedging activities, which are designed to partially offset this impact, might not be successful. This could result in a decrease in the profitability of our contracts that are utilizing delivery center resources. In addition, our currency hedging activities are themselves subject to risk. These include risks related to counterparty performance under hedging contracts, risks related to ineffective hedges and risks related to currency fluctuations. We also face risks that extreme economic conditions, political instability, or hostilities or disasters of the type described below could impact or perhaps eliminate the underlying exposures that we are hedging. Such an event could lead to losses being recognized on the currency hedges then in place that are not offset by anticipated changes in the underlying hedged exposure.

Our debt obligations could adversely affect our business and financial condition.

Our current debt and the notes offered hereby, and any additional indebtedness we incur, may adversely affect our financial condition and future financial results by, among other things, requiring the dedication of a portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes. We may also be required to raise additional financing, which will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. We may not be able to obtain additional financing or refinancing on terms acceptable to us, or at all, which could adversely impact our ability to service our outstanding indebtedness or to repay our outstanding indebtedness as it becomes due and could adversely impact our business and financial condition. Additionally, further indebtedness may increase the risk of a future downgrade in our credit ratings, which could increase future debt costs and limit the future availability of debt financing.

Changes to accounting standards or in the estimates and assumptions we make in connection with the preparation of our consolidated financial statements could adversely affect our financial results.

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. It is possible that changes in accounting standards could have a material adverse effect on our results of operations and financial position. The application of generally accepted accounting principles requires us to make estimates and assumptions about certain items and future events that affect our reported financial condition and results of operations, and our accompanying disclosure with respect to, among other things, revenue recognition and income taxes. We base our estimates on historical experience, contractual commitments and various other assumptions that we believe to be reasonable under the circumstances and at the time they are made. These estimates and assumptions involve the use of judgment and are subject to significant uncertainties, some of which are beyond our control. If our estimates, or the assumptions underlying such estimates, are not correct, actual results may differ materially from our estimates, and we may need to, among other things, adjust revenues or accrue additional costs that could adversely affect our results of operations.

Operational Risks

As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

We have offices and operations in more than 200 cities in 52 countries around the world. One aspect of our strategy is to continue to grow in our key markets around the world. Our strategy might not be successful. If we are unable to manage the risks of our global operations and strategy, our results of operations and ability to grow could be materially adversely affected.

Health emergencies or pandemics; acts of terrorist violence; political, social and civil unrest; regional and international war and other hostilities and international responses to these wars and hostilities; natural disasters, sea level rise, floods, droughts and water scarcity, heat waves, wildfires and storms, occurrences of which may increase in frequency and severity as a result of climate change; or the threat of or perceived potential for these events; and other acts of god have had and could in the future have significantly negative impacts on us. These events could adversely affect our clients’ levels of business activity and precipitate sudden and significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to physical facilities and operations around the world, whether the facilities are ours or those of our ecosystem partners, suppliers or clients. By disrupting communications and travel and increasing the difficulty of obtaining and retaining highly skilled and qualified people, these types of events impact our ability to deliver our services and solutions to our clients. Extended disruptions of electricity, other public utilities or network or cloud services at our facilities or in the areas where our people are working remotely, as well as physical infrastructure damage to, system failures at, cyberattacks on, or security incidents involving, our facilities or systems, or those of our ecosystem partners, suppliers or clients, could also adversely affect our ability to conduct our business and serve our clients. If any of these circumstances occurs, we have a greater risk that interruptions in communications with our clients and other Accenture locations and people, and any down-time in important processes we operate for clients, could result in a material adverse effect on our results of operations and our reputation in the marketplace.

Our business model is dependent on our global delivery capability. While our delivery centers are located throughout the world, we have based large portions of our delivery capability in India and the Philippines, where we have the largest and second largest number of our people located, respectively. In addition, certain of our clients and markets are primarily supported by individual delivery centers. Concentrating our delivery capability in these locations presents a number of operational risks, including those discussed in this risk factor, many of which are beyond our control and which have been and may in the future be exacerbated by increasing geopolitical tensions. While these events have not materially impacted our ability to deliver services to our clients, international conflicts are unpredictable and we might not be as successful in mitigating these operational risks in the future.

We are unable to protect our people, facilities and systems, and those of our ecosystem partners, suppliers and clients, against all such events. Our business continuity and disaster recovery plans may not be effective, particularly if catastrophic events occur where large numbers of our people are located, or simultaneously affect our people in multiple locations around the world. We generally do not have insurance for losses and interruptions caused by terrorist attacks, conflicts and wars. If these disruptions prevent us from effectively serving our clients, our results of operations could be significantly adversely affected.

If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

As of August 31, 2024, we had approximately 774,000 employees worldwide. Our size and scale present significant management and organizational challenges. As our organization grows and evolves, it might become increasingly difficult to maintain effective standards across a large enterprise and effectively institutionalize our knowledge or to effectively change the strategy, operations or culture of our organization in a timely manner. It might also become more difficult to maintain our culture, effectively manage and monitor our people and operations, effectively communicate our core values, policies and procedures, strategies and goals, and motivate, engage and retain our people, particularly given our world-wide operations, rate of new hires, and the significant percentage of our employees who have the option to work remotely. The size and scope of our operations increase the possibility that we will have employees who engage in unlawful or fraudulent activity, or otherwise expose us to unacceptable business risks, despite our efforts to train them and maintain internal controls to prevent such instances. For example, employee misconduct could involve the improper use of sensitive or confidential information entrusted to us, or obtained inappropriately, or the failure to comply with legislation or regulations regarding the protection of sensitive or confidential information, including personal data and proprietary information. Furthermore, the inappropriate use of social networking sites and unapproved technologies, such as public-facing, free generative AI tools, by our employees could result in breaches of confidentiality, unauthorized disclosure of non-public company information or damage to our reputation. If we do not continue to develop and implement the right processes and tools to manage our enterprise and instill our culture and core values into all of our employees, our ability to compete successfully and achieve our business objectives could be impaired. In addition, from time to time, we have made, and may continue to make, changes to our operating model, including how we are organized, as the needs and size of our business change, and if we do not successfully implement the changes, our business and results of operation may be negatively impacted.

We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

We expect to continue pursuing strategic acquisitions, investments and joint ventures to enhance or add to our skills and capabilities or offerings of services and solutions, or to enable us to expand in certain geographic and other markets. We have increased and may again in the future increase the amount of capital invested in such opportunities. These acquisitions and other transactions and investments involve challenges and risks, such as that we may not succeed in completing targeted transactions, including as a result of the market becoming increasingly competitive, or achieve desired results of operations. To the extent that we increase the capital invested in such opportunities, as we did in fiscal 2024, the risks associated with such investments, further described below, also increase.

Furthermore, we face risks in successfully integrating any businesses we might acquire, and these risks may be magnified by the size and number of transactions we have executed. Ongoing business may be disrupted, and our management’s attention may be diverted by acquisition, investment, transition or integration activities. In addition, we might need to dedicate additional management and other resources, and our organizational structure could make it difficult for us to efficiently integrate acquired businesses into our ongoing operations and assimilate and retain employees of those businesses into our culture and operations. The loss of key executives, employees, customers, suppliers, vendors and other business partners of businesses we acquire may adversely impact the value of the assets, operations or businesses. Furthermore, acquisitions or joint ventures may result in significant costs and expenses, including those related to retention payments, equity compensation, severance pay, early retirement costs, intangible asset amortization and asset impairment charges, enhancing controls, procedures and policies including those related to financial reporting, disclosure, and cyber and information security, assumed litigation and other liabilities, and legal, accounting and financial advisory fees, which could negatively affect our profitability as these costs and expenses grow along with the increased capital invested in such acquisitions and joint ventures. We may have difficulties as a result of entering into new markets where we have limited or no direct prior experience or where competitors may have stronger market positions.

In some cases, we have failed to, and may in the future fail to fully realize the expected benefits or strategic objectives of any acquisition, investment or joint venture we undertake. We might not achieve our expected return on investment or may lose money. We may be adversely impacted by liabilities that we assume from a company we acquire or in which we invest, including from that company’s known and unknown obligations, intellectual property or other assets, terminated employees, current or former clients or other third parties. In addition, we may fail to identify or adequately assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring, investing in or partnering with a company, including potential exposure to regulatory sanctions or liabilities resulting from an acquisition target’s previous activities, or from an acquisition’s controls related to financial reporting, disclosure, and cyber and information security environment. The number of transactions we execute annually may increase this risk. If any of these circumstances occurs, they could result in unexpected regulatory or legal exposure, including litigation with new or existing clients, unfavorable accounting treatment, unexpected increases in taxes or other adverse effects on our relationships with clients and our business. In addition, we have a lesser degree of control over the business operations of the joint ventures and businesses in which we have made minority investments or in which we have acquired less than 100% of the equity. This lesser degree of control may expose us to additional reputational, financial, legal, compliance or operational risks. Litigation, indemnification claims and other unforeseen claims and liabilities may arise from the acquisition or operation of acquired businesses. For example, we may face litigation or other claims as a result of certain terms and conditions of the acquisition agreement, such as earnout payments or closing working capital adjustments. Alternatively, shareholder litigation may arise as a result of proposed acquisitions. If we are unable to complete the number and kind of investments for which we plan, or if we are inefficient or unsuccessful at integrating acquired businesses into our operations, we may not be able to achieve our planned rates of growth or improve our market share, profitability or competitive position in specific markets or services.

We also periodically evaluate, and have engaged in, the disposition of assets and businesses. Divestitures could involve difficulties in the separation of operations, services, products and people, the diversion of management’s attention, the disruption of our business and the potential loss of key employees. After reaching an agreement with a buyer for the disposition of a business, the transaction may be subject to the satisfaction of pre-closing conditions, including obtaining necessary regulatory and government approvals, which, if not satisfied or obtained, may prevent us from completing the transaction. Divestitures may also involve continued financial involvement in or liability with respect to the divested assets and businesses, such as indemnities or other financial obligations, in which the performance of the divested assets or businesses could impact our results of operations. Any divestiture we undertake could adversely affect our results of operations.

Legal and Regulatory Risks

Our business could be materially adversely affected if we incur legal liability.

We are subject to, and may become a party to, a variety of litigation or other claims and suits that arise from time to time in the ordinary course of our business. Our business is subject to the risk of litigation involving current and former employees, clients, ecosystem partners, subcontractors, suppliers, competitors, shareholders, government agencies or others through private actions, class actions, whistleblower claims, administrative proceedings, regulatory actions or other litigation. Regardless of the merits of the claims, the cost to defend current and future litigation may be significant, and such matters can be time-consuming and divert management’s attention and resources. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some or all of these legal disputes may result in materially adverse monetary damages, fines, penalties, debarment or injunctive relief against us. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

We could be subject to significant legal liability and litigation expense if we fail to meet our contractual obligations, contribute to internal control or other deficiencies of a client or otherwise breach obligations to third parties, including clients, ecosystem partners, employees and former employees, and other parties with whom we conduct business, or if our subcontractors breach or dispute the terms of our agreements with them and impede our ability to meet our obligations to our clients, or if our services or solutions cause bodily injuries to our people, clients, or the public or property damage. For example, by taking over the operation of certain portions of our clients’ businesses, including functions and systems that are critical to the core businesses of our clients, by contributing to the design, development, manufacturing and/or engineering of client products, or by providing various operational technology, digital manufacturing and robotics or other industrial automation equipment solutions, and advisory, management and engineering services for infrastructure projects, we may be exposed to additional and evolving operational, regulatory, reputational or other risks specific to these areas, including risks related to data security, product liability, health and safety, hazardous materials and other environmental risks. A failure of a client’s system, product or infrastructure based on our services or solutions could also subject us to a claim for significant damages that could materially adversely affect our results of operations.

In order to remain competitive, we increasingly enter into agreements based on our clients’ contract terms after conducting an assessment of the risk of doing so, which may expose us to additional risk. In addition, the contracting practices of competitors, along with the demands of increasingly sophisticated clients, may cause contract terms and conditions that are unfavorable to us to become new standards in the industry. We may commit to providing services or solutions that we are unable to deliver or whose delivery may reduce our profitability or cause us financial loss. If we cannot or do not meet our contractual obligations and if our potential liability is not adequately limited through the terms of our agreements, liability limitations are not enforced or a third party alleges fraud or other wrongdoing to prevent us from relying upon those contractual protections, we might face significant legal liability and litigation expense and our results of operations could be materially adversely affected. Moreover, as we expand our services and solutions into new areas, we may be exposed to additional and evolving risks specific to these new areas.

In addition, we engage in platform trust and safety services on behalf of clients, including content moderation, which could have a negative impact on our employees due to the nature of the materials they review. We have been subject to media coverage regarding our provision of these services as well as litigation related to the provision of these services, which may result in adverse judgments or settlements or government inquiries and investigations.

While we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if they prevail, the amount of our recovery.

Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

We are subject to numerous, changing, and sometimes conflicting, legal regimes on matters as diverse as anticorruption, import/export controls, content requirements, trade restrictions, tariffs, taxation, sanctions, immigration, internal and disclosure control obligations, securities regulation, including ESG regulation and reporting requirements, anti-competition, anti-money-laundering, data privacy and protection, government compliance, wage-and-hour standards, employment and labor relations, product liability, health and safety, environmental, human rights and AI regulations, such as the European Union’s AI Act. The sanctions environment has resulted in new sanctions and trade restrictions, which may impair trade with sanctioned individuals and countries, and negative impacts to regional trade ecosystems among our clients, ecosystem partners, and us. For example, as a result of the sanctions imposed in response to the invasion of Ukraine by Russia, we are restricted from offering certain of our services to clients in some locations. The global nature of our operations and supply chains, including emerging markets where legal systems may be less developed or understood by us, and the diverse nature of our operations across a number of regulated industries, further increase the difficulty of compliance. Compliance with diverse legal requirements is costly, time-consuming and requires significant resources. Violations of one or more of these regulations in the conduct of our business could result in significant fines, enforcement actions or criminal sanctions against us and/or our employees, prohibitions on doing business and damage to our reputation. Violations of these regulations in connection with the performance of our obligations to our clients also could result in liability for significant monetary damages, fines, enforcement actions and/or criminal prosecution or sanctions, unfavorable publicity and other reputational damage and restrictions on our ability to effectively carry out our contractual obligations and thereby expose us to potential claims from our clients. Due to the varying degrees of development of the legal systems of the countries in which we operate, local laws may not be well developed or provide sufficiently clear guidance and may be insufficient to protect our rights.

In particular, in many parts of the world, including countries in which we operate and/or seek to expand, practices in the local business community might not conform to international business standards and could violate anticorruption laws, or regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. Our employees, subcontractors, vendors, agents, alliance or joint venture partners, the companies we acquire and their employees, subcontractors, vendors and agents, and other third parties with which we associate, could take actions that violate policies or procedures designed to promote legal and regulatory compliance or applicable anticorruption laws or regulations. Violations of these laws or regulations by us, our employees or any of these third parties could subject us to criminal or civil enforcement actions (whether or not we participated or knew about the actions leading to the violations), including fines or penalties, disgorgement of profits and suspension or disqualification from work, including U.S. federal contracting, any of which could materially adversely affect our business, including our results of operations and our reputation.

Changes in laws and regulations could also mandate significant and costly changes to the way we implement our services and solutions or could impose additional taxes on our services and solutions. For example, changes in laws and regulations to limit using off-shore resources in connection with our work or to penalize companies that use off-shore resources, which have been proposed from time to time in various jurisdictions, could adversely affect our results of operations. Such changes may result in contracts being terminated or work being transferred onshore, resulting in greater costs to us, and could have a negative impact on our ability to obtain future work from government clients.

Increasing focus on ESG matters has resulted in, and is expected to continue to result in, the adoption of legal and regulatory requirements designed to mitigate the effects of climate change on the environment, as well as legal and regulatory requirements requiring climate, human rights and supply chain-related disclosures. If new laws or regulations are more stringent than current legal or regulatory requirements, we may experience increased compliance burdens and costs to meet such obligations. In addition, our selection of voluntary disclosure frameworks and standards, and the interpretation or application of those frameworks and standards, may change from time to time or may not meet the expectations of investors or other stakeholders. Our ability to achieve our ESG commitments (such as our 2040 net-zero greenhouse gas emissions target and our 2025 gender parity goal) is subject to numerous risks, many of which are outside of our control. Examples of such risks include: (1) the availability and cost of low- or non-carbon-based energy sources and technologies and the ability of our suppliers to harness new technologies to reduce emissions; (2) evolving regulatory requirements affecting ESG standards or disclosures; (3) the availability of suppliers that can meet our sustainability, diversity and other standards; and (4) our ability to recruit, develop, and retain sufficient diverse talent. In addition, standards for tracking and reporting on ESG matters, including climate change and human rights related matters, have not been harmonized and continue to evolve. Methodologies for reporting ESG data may be updated and previously reported ESG data may be adjusted to reflect improvement in availability and quality of third-party data, changing assumptions, changes in the nature and scope of our operations and other changes in circumstances. Our processes and controls for reporting ESG matters across our operations are evolving along with multiple disparate standards for identifying, measuring, and reporting ESG metrics, including ESG-related disclosures that may be required by the SEC, European and other regulators, and such standards may change over time, which could result in significant revisions to our current goals, reported progress in achieving such goals, or ability to achieve such goals in the future.

Our work with government clients exposes us to additional risks inherent in the government contracting environment.

Our clients include national, provincial, state and local governmental entities. Our government work carries various risks inherent in the government contracting process. These risks include, but are not limited to, the following:

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Government entities, particularly in the United States, often reserve the right to audit our contract costs and conduct inquiries and investigations of our business practices and compliance with government contract requirements. U.S. government agencies, including the Defense Contract Audit Agency, routinely audit our contract costs, including allocated indirect costs, for compliance with the Cost Accounting Standards and the Federal Acquisition Regulation. These agencies also conduct reviews and investigations and make inquiries regarding our accounting, information technology and other systems in connection with our performance and business practices with respect to our government contracts. Negative findings from existing and future audits, investigations or inquiries, or failure to comply with applicable IT security or supply chain requirements, could affect our future sales and profitability by preventing us, by operation of law or in practice, from receiving new government contracts for some period of time, or result in other adverse consequences described in the following paragraphs. In addition, if the U.S. government concludes that certain costs are not reimbursable, have not been properly determined or are based on outdated estimates of our work, then we will not be allowed to bill for such costs, may have to refund money that has already been paid to us or could be required to retroactively and prospectively adjust previously agreed to billing or pricing rates for our work. Negative findings from existing and future audits of our business systems, including our accounting system, may result in the U.S. government preventing us from billing, at least temporarily, a percentage of our costs. As a result of prior negative findings in connection with audits, investigations and inquiries, we have from time to time experienced some of the adverse consequences described above and may in the future experience further adverse consequences, which could materially adversely affect our future results of operations.

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If a government client discovers improper or illegal activities in the course of audits or investigations, or alleges that such conduct occurred, we may become subject to various civil and criminal penalties, including those under the civil U.S. False Claims Act, and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with other agencies of that government. The inherent limitations of internal controls may not prevent or detect all improper or illegal activities.

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U.S. government contracting regulations impose strict compliance and heightened disclosure obligations. From time to time we have made required or voluntary disclosures to the government in connection with our government contracting work. Disclosure is required if certain company personnel have knowledge of “credible evidence” of a violation of federal criminal laws involving fraud, conflict of interest, bribery or improper gratuity, a violation of the civil U.S. False Claims Act or receipt of a significant overpayment from the government. Failure to make required disclosures could be a basis for suspension and/or debarment from federal government contracting in addition to breach of the specific contract and could also impact contracting beyond the U.S. federal level. Reported matters may also lead to audits or investigations and other civil, criminal or administrative sanctions, including those described above. For example, after Accenture Federal Services (“AFS”) made a voluntary disclosure to the U.S. government, the U.S. Department of Justice initiated a civil and criminal investigation concerning whether one or more employees provided inaccurate submissions to an assessor who was evaluating on behalf of the U.S. government an AFS service offering and whether the service offering fully implemented required federal security controls. This matter could subject us to adverse consequences, including those described in this risk factor.

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Government contracts are subject to heightened reputational and contractual risks compared to contracts with commercial clients. For example, government contracts and the proceedings surrounding them are often subject to more extensive scrutiny and publicity. Negative publicity, including an allegation of improper or illegal activity, regardless of its accuracy, may adversely affect our reputation.

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Terms and conditions of government contracts also tend to be more onerous and are often more difficult to negotiate. For example, these contracts often contain high or unlimited liability for breaches and feature less favorable payment terms and sometimes require us to take on liability for the performance of third parties.

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Government entities typically fund projects through appropriated monies. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Elections, changes in government or political developments, including government closures or shutdowns, budget deficits, shortfalls or uncertainties, government spending reductions or other debt constraints could result in our projects being reduced in price or scope or terminated altogether, which also could limit our recovery of incurred costs, reimbursable expenses and profits on work completed prior to the termination. Furthermore, if insufficient funding is appropriated to the government entity to cover termination costs, we may not be able to fully recover our investments.

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Political and economic factors such as pending elections, the outcome of recent elections, changes in leadership among key executive or legislative decision makers, revisions to governmental tax or other policies and reduced tax revenues can affect the number and terms of new government contracts signed or the speed at which new contracts are signed, decrease future levels of spending and authorizations for programs that we bid, shift spending priorities to programs in areas for which we do not provide services and/or lead to changes in enforcement or how compliance with relevant rules or laws is assessed.

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Our ability to work for the U.S. government is impacted by the fact that we are an Irish company. We elected to enter into a proxy agreement with the U.S. Department of Defense that enhances the ability of our U.S. federal government contracting subsidiary to perform certain work for the U.S. government. The proxy agreement regulates the management and operation of, and limits the control we can exercise over, this subsidiary. In addition, legislative and executive proposals remain under consideration or could be proposed in the future, which, if enacted, could place additional limitations on or even prohibit our eligibility to be awarded state or federal government contracts in the United States or could include requirements that would otherwise affect our results of operations. Various U.S. federal and state legislative proposals have been introduced and/or enacted in recent years that deny government contracts to certain U.S. companies that reincorporate or have reincorporated outside the United States. While Accenture was not a U.S. company that reincorporated outside the United States, it is possible that these contract bans and other legislative proposals could be applied in a way that negatively affects Accenture.

The occurrences or conditions described above could affect not only our business with the particular government entities involved, but also our business with other entities of the same or other governmental bodies or with certain commercial clients, and could have a material adverse effect on our business or our results of operations.

If we are unable to protect or enforce our intellectual property rights, or if our services or solutions infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

Our success depends, in part, upon our ability to obtain intellectual property protection for our proprietary platforms, methodologies, processes, software, hardware and other solutions. Existing laws of the various countries in which we provide services or solutions may offer only limited intellectual property protection of our services or solutions, and the protection in some countries may be very limited. We rely upon a combination of confidentiality policies and procedures, nondisclosure and other contractual arrangements, and patent, trade secret, copyright and trademark laws to protect our intellectual property rights. These laws are subject to change at any time and could further limit our ability to obtain or maintain intellectual property protection. For example, the intellectual property legal landscape relating to AI (including generative AI) is expected to continue to evolve in many countries in which we operate. As a result, there is uncertainty concerning the scope of patent and other intellectual property protection for AI models, software and business methods, which are fields in which we rely on intellectual property laws to protect our rights. Even where we obtain intellectual property protection, our intellectual property rights may not prevent or deter competitors, former employees, or other third parties from reverse engineering our solutions or proprietary methodologies and processes or independently developing services or solutions similar to or duplicative of ours. Further, the steps we take in this regard might not be adequate to prevent or deter infringement or other misappropriation of our intellectual property by competitors, former employees or other third parties, and we might not be able to detect unauthorized use of, or take appropriate and timely steps to enforce, our intellectual property rights. Enforcing our rights might also require considerable time, money and oversight, and we may not be successful in enforcing our rights.

In addition, we cannot be sure that our services and solutions, including, for example, our AI, software and hardware solutions, or the solutions of others that we offer to our clients, do not infringe on the intellectual property rights of third parties (including competitors as well as non-practicing holders of intellectual property assets), and these third parties could claim that we or our clients are infringing upon their intellectual property rights. Furthermore, although we have established policies and procedures to respect the intellectual property rights of third parties and that prohibit the unauthorized use of intellectual property, we may not be aware if our employees have misappropriated and/or misused intellectual property, and their actions could result in claims of intellectual property misappropriation and/or infringement from third parties. These claims could harm our reputation, cause us to incur substantial costs or prevent us from offering some services or solutions in the future. Any related proceedings could require us to expend significant resources over an extended period of time. In most of our contracts, we agree to indemnify our clients for expenses and liabilities resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities could be greater than the revenues we receive from the client. Any claims or litigation in this area could be time-consuming and costly, damage our reputation and/or require us to incur additional costs to obtain the right to continue to offer a service or solution to our clients. If we cannot secure this right at all or on reasonable terms, or we are unable to implement in a cost-effective manner alternative technology, our results of operations could be materially adversely affected. The risk of infringement claims against us may increase as we expand our industry AI, software and hardware solutions and continue to develop and deploy our AI, software and hardware solutions to multiple clients. Any infringement action brought against us or our clients could be costly to defend or lead to an expensive settlement or judgment against us.

Further, we rely on third-party software, hardware, data and other intellectual property in providing some of our services and solutions. If we lose our ability to continue using any such software, hardware, data or intellectual property for any reason, including because it is found to infringe the rights of others, we will need to obtain substitutes or seek alternative means of obtaining the technology necessary to continue to provide such services and solutions. Our inability to replace such software, hardware, data or intellectual property effectively or in a timely and cost-effective manner could materially adversely affect our results of operations.

We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

Irish law differs from the laws in effect in the United States and our shareholders could have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As such, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on U.S. federal or state civil liability laws, including the civil liability provisions of the U.S. federal or state securities laws, or hear actions against us or those persons based on those laws.

As an Irish company, we are governed by the Companies Act. The Companies Act differs in some significant, and possibly material, respects from laws applicable to U.S. corporations and shareholders under various state corporation laws, including the provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Under Irish law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Irish companies do not generally have rights to take action against directors or officers of the company under Irish law, and may only do so in limited circumstances. Directors of an Irish company must, in exercising their powers and performing their duties, act with due care and skill, honestly and in good faith with a view to the best interests of the company. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests might conflict and also are under a duty to disclose any personal interest in any contract or arrangement with the company or any of its subsidiaries. If a director or officer of an Irish company is found to have breached his or her duties to that company, he or she could be held personally liable to the company in respect of that breach of duty.

Under Irish law, we must have authority from our shareholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital. In addition, unless otherwise authorized by its shareholders, when an Irish company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders on a pro-rata basis. If we are unable to obtain these authorizations from our shareholders, or are otherwise limited by the terms of our authorizations, our ability to issue shares under our equity compensation plans and, if applicable, to facilitate funding acquisitions or otherwise raise capital could be adversely affected.

Some companies that conduct substantial business in the United States but that have a parent domiciled in certain other jurisdictions have been criticized as improperly avoiding U.S. taxes or creating an unfair competitive advantage over U.S. companies. Accenture never conducted business under a U.S. parent company and pays U.S. taxes on all of its U.S. operations. Nonetheless, we could be subject to criticism in connection with our incorporation in Ireland.

Risks Related to the Notes and the Guarantee

The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness), and the Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and to the existing and future indebtedness of the Guarantor’s subsidiaries.

The Notes are not secured by any of the Issuer’s assets, and the Guarantee is not secured by any of the assets of the Guarantor or the assets of any of the Guarantor’s subsidiaries. As a result, the indebtedness represented by the Notes will effectively be subordinated to any existing and future secured indebtedness of the Issuer and the indebtedness represented by the Guarantee will effectively be subordinated to any existing and future secured indebtedness of the Guarantor or its subsidiaries, in each case to the extent of the value of the assets securing any such indebtedness. As of May 31, 2024, neither the Issuer nor the Guarantor had any secured indebtedness for borrowed money, the Guarantor had no outstanding indebtedness for borrowed money, and the Issuer had $1.6 billion of commercial paper outstanding. The indebtedness represented by the Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries. The Issuer was formed for the sole purpose of serving as an issuer of our debt securities and a borrower under our credit facilities from time to time and has no independent assets or operations or revenues. It does not have any subsidiaries. It will not have any assets, cash flow or capital resources available to fulfill any obligations under the Notes. The Guarantor’s operations are primarily conducted through its subsidiaries, which are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans, or other payments. As of May 31, 2024, the Guarantor’s subsidiaries (other than the Issuer) had no outstanding indebtedness for borrowed money.

In the event of any distribution or payment of the Issuer’s assets or those of the Guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors of the Issuer or of the Guarantor, respectively, would have a superior claim to holders of the Notes to the extent of the value of their collateral. In the event of a dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary of the Guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the Guarantor or to you in respect of the Guarantee of the Guarantor. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including Accenture Capital’s) liquidity, results of operations and financial condition may be adversely affected.

Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

As of May 31, 2024, Accenture plc’s credit facilities included a syndicated loan facility, which matures on May 14, 2029; separate, uncommitted, unsecured multicurrency revolving credit facilities; and local guaranteed and non-guaranteed lines of credit. These credit facilities are for general working capital purposes, including the issuance of letters of credit and providing local currency financing for operations. As of May 31, 2024, we had no borrowings under these credit facilities and the local guaranteed and non-guaranteed lines of credit. We had an aggregate of $1.2 billion of letters of credit outstanding and $1.6 billion of commercial paper outstanding as of May 31, 2024, which reduce the available borrowing capacity under the credit facilities. As of May 31, 2024, we were in compliance with the financial covenants and all other covenants contained in these credit facilities. However, failure to comply with material provisions of our covenants in these credit facilities could result in a default thereunder, rendering them unavailable to us and causing a material adverse effect on the liquidity, results of operations and financial condition of Accenture plc (and Accenture Capital).

Certain of our financing agreements, including our credit facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Notes will not have the benefit of all of these covenants.

The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. Failure to comply with the covenants contained in our credit facilities or other indebtedness could result in an event of default under such facility or indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under our credit facilities or other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under our credit facilities or any of our other indebtedness, including the Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of the Notes and the Guarantee.”

The indenture contains no covenants limiting the Issuer’s or the Guarantor’s ability to incur future indebtedness, grant security interests or liens on its properties or assets, pay dividends or transfer assets among their respective subsidiaries, and only very limited restrictions on the Issuer’s or the Guarantor’s ability to engage in certain other activities, which could adversely affect the Issuer’s or the Guarantor’s ability to pay their respective obligations under the Notes.

The indenture does not contain any financial covenants. The indenture will permit Accenture plc and its subsidiaries (including the Issuer) to incur additional indebtedness, including secured indebtedness. Because the Notes will be unsecured, in the event of any dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding regarding the Issuer or the Guarantor, whether voluntary or involuntary, the holders of the Issuer’s or the Guarantor’s secured indebtedness will be entitled to receive payment to the extent of the value of the assets securing any such indebtedness before the Issuer or the Guarantor can make any payment with respect to the Notes. If any of the foregoing events occurs, we cannot assure you that the Issuer or the Guarantor will have sufficient assets to pay amounts due on the Notes. As a result, you may receive payments on the Notes that are less than that which you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The indenture does not limit the Issuer’s or the Guarantor’s or its subsidiaries’ ability to issue or repurchase securities, grant security interests or liens on its properties or assets, pay dividends or transfer assets among their respective subsidiaries, and only very limited restrictions on the Issuer’s or the Guarantor’s ability to engage in certain other activities. The ability of the Issuer and the Guarantor to use funds for numerous purposes may limit the funds available to pay the Issuer’s or the Guarantor’s obligations under the Notes.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value. Consequently, if you purchase Notes in this offering and market interest rates increase, the market values of the Notes may decline. We cannot predict the future level of market interest rates.

The Notes lack a developed public market, and we do not intend to list the Notes on any securities exchange or quotation system.

Each series of Notes is a new issue of securities for which there currently is no established market. We do not intend to apply for the Notes of any series to be listed on any securities exchange or to arrange for the Notes of any series to be quoted on any quotation system. There can be no assurance regarding the future development of markets for the Notes or the ability of holders thereof to sell, or the price at which such holders may be able to sell, their Notes. If such markets were to develop, the Notes could trade at prices that may be higher or lower than the initial offering prices depending on many factors, including, among other things, prevailing interest rates, the Issuer’s or the Guarantor’s operating results or financial condition and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the Notes may make markets in the Notes of any series as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities with respect to the Notes of any series may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading markets for the Notes or that active public markets for the Notes will develop. See “Underwriting (Conflicts of Interest).”

Credit ratings of the Notes may not reflect all risks of an investment in the Notes, and a change in the ratings after issuance may affect the market price and marketability of the Notes.

The credit ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in the Issuer’s or the Guarantor’s credit ratings, which could result from any number of factors (including the modification by a credit rating agency of the criteria or methodology it applies to particular issuers, including the Issuer or the Guarantor), will generally affect any trading market for, or trading value of, the Notes.

We currently expect that the Notes will be rated by one or more ratings agencies prior to issuance. Such credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of each rating may be obtained from each such rating agency. There is no assurance that any credit ratings will be issued or remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the issuing rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that ratings may be lowered in connection with future events, such as future acquisitions or regulatory action taken against us. Any lowering, suspension or withdrawal of such ratings or the anticipation of future changes to such ratings may have an adverse effect on the market prices or marketability of the Notes and our corporate borrowing costs. Any rating is not a recommendation to purchase, sell or hold the Notes, and does not correspond to market prices or suitability for a particular investor.

Optional redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes prior to maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in comparable securities at effective interest rates as high as that of the Notes.

USE OF PROCEEDS

The net proceeds to us from this offering after deducting the underwriting discount and estimated offering expenses payable by us are expected to be approximately $4.96 billion. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of outstanding commercial paper borrowings.

As of May 31, 2024, we had approximately $1.6 billion in principal amount of notes outstanding under our commercial paper program, bearing interest at a weighted average rate of 5.4% per annum, which matured at various dates through the fourth quarter of fiscal 2024 and incurred for general corporate purposes. Affiliates of certain of the underwriters are dealers and/or placement agents under our commercial paper program and may hold commercial paper thereunder, amounts outstanding under which are expected to be repaid with the net proceeds from this offering and, accordingly, will receive a portion of the amounts repaid under the commercial paper program. Additionally, affiliates of certain of the underwriters are lenders under our credit agreement and may receive a portion of the net proceeds from this offering should it be used for the repayment of other debt. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION OF ACCENTURE PLC

The following table sets forth Accenture plc’s cash and cash equivalents and capitalization as of May 31, 2024, on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as set forth under “Use of Proceeds” as if they had occurred on such date. You should read the data set forth in the table below in conjunction with “Summary—Summary Historical Consolidated Financial Data of Accenture plc” and “Use of Proceeds” in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2024, which is incorporated by reference herein.

	As of May 31, 2024
	Actual	As Adjusted
	(millions)
Cash and cash equivalents	$5,537	$10,497

Outstanding debt
3.900% Senior Notes due 2027 offered hereby(1)	$—	$1,100
4.050% Senior Notes due 2029 offered hereby(1)	—	1,200
4.250% Senior Notes due 2031 offered hereby(1)	—	1,200
4.500% Senior Notes due 2034 offered hereby(1)	—	1,500
Other(2)	1,679	1,679

Total debt	1,679	6,679
Less current portion of long-term debt and bank borrowings	1,610	1,610

Total long-term debt	69	5,069
Shareholders’ equity
Ordinary shares, par value 1.00 euros per share, 40,000 shares authorized and issued as of May 31, 2024	—	—
Class A ordinary shares, par value $0.0000225 per share, 20,000,000,000 shares authorized, 671,948,015 shares issued as of May 31, 2024	—	—
Class X ordinary shares, par value $0.0000225 per share, 1,000,000,000 shares authorized, 308,754 shares issued and outstanding as of May 31, 2024	—	—
Restricted share units	2,242	2,242
Additional paid-in capital	15,013	15,013
Treasury shares, at cost: Ordinary, 40,000 shares as of May 31, 2024; Class A ordinary, 45,326,443 shares as of May 31, 2024	(9,998)	(9,998)
Retained earnings	22,242	22,242
Accumulated other comprehensive loss	(1,755)	(1,755)

Total Accenture plc shareholders’ equity	27,744	27,744
Noncontrolling interests	875	875

Total shareholders’ equity	28,620	28,620

Total capitalization	$28,689	$33,689

(1)	Excludes costs and discounts related to the issuance of the notes.
(2)	Consists of commercial paper borrowings and capital lease obligations.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following description of the particular terms of the Notes offered by this prospectus supplement and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth under “Description of Debt Securities and Guarantees” in the accompanying prospectus. Terms used herein that are otherwise not defined have the meanings given to them in the accompanying prospectus.

Accenture Capital will issue $1,100,000,000 aggregate principal amount of 3.900% senior notes due 2027 (the “2027 Notes”), $1,200,000,000 aggregate principal amount of 4.050% senior notes due 2029 (the “2029 Notes”), $1,200,000,000 aggregate principal amount of 4.250% senior notes due 2031 (the “2031 Notes”) and $1,500,000,000 aggregate principal amount of 4.500% senior notes due 2034 (the “2034 Notes” and, collectively with the 2027 Notes, the 2029 Notes and the 2031 Notes, the “Notes”) pursuant to the indenture, to be entered into among Accenture Capital, as issuer, Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by an officer’s certificate. We refer to the indenture, as supplemented by the officer’s certificate, as the indenture. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture may be obtained from the Issuer or the Trustee.

The Issuer will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuer may change the paying agent and registrar without notice to holders of the Notes. It is expected that the Issuer will pay principal and interest (and premium, if any) on the Notes (and, as necessary, the Guarantor will pay such amounts in relation to its Guarantee) at the Trustee’s corporate office by wire transfer, if book-entry at The Depository Trust Company (“DTC”).

Principal, Maturity and Interest

The 2027 Notes will mature on October 4, 2027. The 2029 Notes will mature on October 4, 2029. The 2031 Notes will mature on October 4, 2031. The 2034 Notes will mature on October 4, 2034. $1,100,000,000 in aggregate principal amount of 2027 Notes, $1,200,000,000 in aggregate principal amount of 2029 Notes, $1,200,000,000 in aggregate principal amount of 2031 Notes and $1,500,000,000 in aggregate principal amount of 2034 Notes will be issued in this offering. After the issue date of the Notes, additional notes having the same terms and conditions as the Notes of the applicable series in all respects (other than the issue date, public offering price, first date of interest accrual and, to the extent applicable, first interest payment date of such notes) (“Additional Notes”) may be issued from time to time; provided, however, that if the Additional Notes of such series are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes of such series will have a separate CUSIP number. The applicable series of Notes and any Additional Notes of such series that are actually issued will be treated as a single class for all purposes under the indenture, including, without limitation, as to waivers, amendments, redemptions and any applicable offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes and the Guarantee,” references to the Notes of a series include any Additional Notes of such series actually issued.

Interest on the 2027 Notes will accrue at the rate of 3.900% per annum. Interest on the 2029 Notes will accrue at the rate of 4.050% per annum. Interest on the 2031 Notes will accrue at the rate of 4.250% per annum. Interest on the 2034 Notes will accrue at the rate of 4.500% per annum. Interest on the Notes of a series will be payable semi-annually in arrears in cash on each April 4 and October 4, commencing on April 4, 2025, to the persons who are registered holders of Notes of such series at the close of business on March 20 or September 19, as the case may be, immediately preceding the applicable interest payment date. Interest on the Notes of a series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Optional Redemption

Prior to the applicable Par Call Date, the Issuer may redeem any series of the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of such series discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 7.5 basis points, in the case of the 2027 Notes, plus 10 basis points, in the case of the 2029 Notes, plus 12.5 basis points, in the case of the 2031 Notes, and plus 15 basis points, in the case of the 2034 Notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Issuer may redeem any series of Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means, in the case of the 2027 Notes, September 4, 2027 (the date that is one month prior to the maturity date of the 2027 Notes), in the case of the 2029 Notes, September 4, 2029 (the date that is one month prior to the maturity date of the 2029 Notes), in the case of the 2031 Notes, August 4, 2031 (the date that is two months prior to the maturity date of the 2031 Notes), and in the case of the 2034 Notes, July 4, 2034 (the date that is three months prior to the maturity date of the 2034 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility in determining or calculating the redemption price.

Notice of any redemption described under “—Optional Redemption” will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made, by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer and the Guarantor default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Guarantee

Under the Guarantee, the Guarantor will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal, interest, premium (if any) and all other amounts due under the indenture and on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes.

The obligations of the Guarantor under its Guarantee will be unconditional, regardless of the enforceability of the Notes, and will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against Accenture plc under the Guarantee if an event of default affecting the Notes occurs without first proceeding against the Issuer.

Ranking

The Notes will be:

•	the Issuer’s general unsecured and unsubordinated obligations;

•	effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness;

•	of equal rank in right of payment with each other and with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness; and

•	senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness.

The Guarantee will be:

•	the Guarantor’s general unsecured and unsubordinated obligation;

•	effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness;

•	structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of Accenture plc’s subsidiaries;

•	of equal rank in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness; and

•	senior in right of payment to all of the Guarantor’s existing and future subordinated indebtedness.

See “Risk Factors—The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness), and the Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and to the existing and future indebtedness of the Guarantor’s subsidiaries.”

•	As of May 31, 2024, the Issuer had $1.6 billion of commercial paper outstanding.

•	As of May 31, 2024, the Guarantor had no indebtedness for borrowed money.

•	As of May 31, 2024, the Guarantor’s subsidiaries (other than the Issuer) had no outstanding indebtedness for borrowed money.

Payment of Additional Amounts

Payments made by the Issuer or the Guarantor in respect of the Notes or the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of a similar nature (“Taxes”) unless the Issuer or the Guarantor, as applicable, is required to withhold or deduct Taxes by law or the official interpretation or administration thereof.

If the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes or the Guarantee levied by or on behalf of (i) the government of Ireland or by any authority or agency therein or thereof having the power to tax, (ii) any other jurisdiction in which the Issuer or the Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to the Issuer or the Guarantor is made or any political subdivision or any authority or agency therein or thereof having the power to tax, in each of clauses (ii) and (iii) other than the United States in the case of U.S. dollar-denominated debt securities issued by the Issuer (each of clauses (i), (ii), and (iii), a “Relevant Taxing Jurisdiction”), then the Issuer or the Guarantor will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and such Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, value added, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of a premium, if any, or interest, if any in respect of the Notes or the Guarantee, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment (or the beneficial owner of the Note) to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, the Issuer or the Guarantor, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of a Note (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (any such taxes, “FATCA Taxes”), and any amounts to be paid on debt securities by or on behalf of the issuer will be paid net of any FATCA Taxes imposed or required pursuant thereto;

•

that would not have been imposed if presentation for payment of a Note or the Guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made;

•	any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any in respect of the Notes or the Guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Note. For the avoidance of doubt, no additional amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction.

If the Issuer or the Guarantor becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to the Notes or the Guarantee, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Guarantor shall notify the Trustee promptly thereafter) an officer’s certificate of the Issuer or the Guarantor, as applicable, stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the Notes on the relevant payment date. The Trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. The Issuer or the Guarantor, as the case may be, will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of additional amounts.

The Issuer or the Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law with respect to payments in respect of the Notes or the Guarantee. Upon request, the Issuer or the Guarantor, as applicable, will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the holders of the Notes.

The obligations in this covenant will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or the Guarantor is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the Notes or the Guarantee and any department or political subdivision thereof or therein.

All references in this prospectus supplement and the accompanying prospectus, other than under “—Defeasance and Discharge” and “Description of Debt Securities and Guarantees—Defeasance” in the accompanying prospectus, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under the Guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

Non-U.S. Holders (as defined under “Certain U.S. Federal Income Tax Considerations—Tax Considerations Applicable to Non-U.S. Holders—Definition of a Non-U.S. Holder”) should refer to “Certain U.S. Federal Income Tax Considerations—Tax Considerations Applicable to Non-U.S. Holders” for a discussion of U.S. federal withholding taxes that may be imposed on payments under the Notes and possible exemptions from, or reductions of, such withholding taxes.

Optional Tax Redemption

The Issuer may redeem the Notes of a series in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 60 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date, if:

•

it determines that, as a result of any change in, or amendment to, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the official application, administration, or written interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of an interpretation, is announced, on or after the issue date of the Notes of such series, the Issuer or the Guarantor, as applicable, would be required to pay additional amounts (as described under “—Payment of Additional Amounts”) with respect to the Notes or the Guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor, or any successor thereto; or

•

it determines, based upon an opinion of independent counsel that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, Ireland (or any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the Notes of such series under the laws of a jurisdiction other than Ireland (or any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay any additional amounts. The Issuer or the Guarantor, as applicable, will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “—Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, the Issuer will deliver to the Trustee (i) an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and (ii) an opinion of independent counsel of recognized standing to the effect that there has been such change or amendment that would entitle the Issuer to redeem the Notes under the indenture. The Trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes. The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to the Issuer or the Guarantor is incorporated or organized or tax resident or any political subdivision or taxing authority or agency thereof or therein, provided that if on the date of the succession the taxing jurisdiction is not already a Relevant Taxing Jurisdiction, the change or amendment of law becomes effective (or the announcement of the official interpretation is announced) after that date.

Consolidation and Merger

The indenture provides that each of the Issuer and the Guarantor may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any Security holders if, along with certain other conditions set forth in the indenture:

•	the Issuer or Guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the Issuer or Guarantor, as the case may be) formed by such consolidation or conversion or into which the Issuer or Guarantor, as the case may be, merges or converts or which acquires or leases the assets of the Issuer or Guarantor, as the case may be, substantially as an entirety:

a.

(i) in the case of the Issuer or the Guarantor, as the case may be, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland; and (ii) expressly assumes by supplemental indenture the obligations of the Issuer or Guarantor, as the case may be, in relation to the Notes or the Guarantee, as the case may be, and under the indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the Issuer or the Guarantor, as the case may be, has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the conditions set forth in the indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the Guarantor or the Issuer and its subsidiaries will not be prohibited under the indenture, and (B) each of the Guarantor and the Issuer may, directly or indirectly, consolidate with or merge with or into an affiliate incorporated solely for the purpose of reincorporating the Guarantor or the Issuer, as applicable, in another jurisdiction within the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Notes are first issued or Switzerland to realize tax or other benefits.

Depending on the facts, it is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owner of the Notes or Guarantee for new securities, which could result in U.S. beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes and possibly holding new notes with original issue discount solely for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of the Notes or the Guarantee under other tax laws to which the beneficial owners are subject.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the Notes:

•	failure to pay the principal of, or any premium on, the Notes when due;

•	failure to pay the interest or any additional amount on the Notes when due and the continuation of that failure for 30 days;

•

the cessation of the Guarantee to be in full force and effect, the declaration that the Guarantee is null and void and unenforceable, the finding that the Guarantee is invalid or the denial by the Guarantor of its liability under the Guarantee (other than by reason of the release of the Guarantor in accordance with the terms of the indenture);

•

failure by the Issuer or the Guarantor to comply with any of its other covenants or agreements contained in the indenture and the continuation of that failure for 90 days after written notice of that failure is given to the Issuer or Guarantor from the Trustee (or to the Issuer, Guarantor and Trustee from the holders of at least 25% in principal amount of the outstanding Notes); and

•	certain events of bankruptcy, insolvency or reorganization relating to the Issuer or the Guarantor;

The indenture provides that if there is a continuing event of default with respect to the Notes, the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes may require the Issuer or the Guarantor to pay immediately the principal of and accrued and unpaid interest, if any, on the Notes. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the Notes, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the Notes may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to the Notes have been cured or (ii) all such events of default have been waived, each as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver” in the accompanying prospectus.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing event of default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of Notes, unless those holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to those provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes.

No holder of any Security will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

•	the Trustee has failed to institute the proceeding for 60 days after the holder has previously given the Trustee written notice of a continuing event of default with respect to the Notes;

•

the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute the proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding Notes a direction inconsistent with that request.

However, the holder of any Security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that Security on or after the date or dates they are to be paid as expressed in or pursuant to the Notes and to institute suit for the enforcement of any such payment.

The indenture provides that the Trustee shall provide notice to the holders of Notes within 90 days of the occurrence of any default with respect to such Notes known to the Trustee, except that the Trustee need not provide holders of any such Notes notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and the Trustee considers it in the interest of the holders of such Notes not to provide that notice.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Defeasance and Discharge

Under certain circumstances, the Issuer and the Guarantor may be discharged, referred to as defeasance, from any and all obligations in respect of the Notes of any series and the related Guarantee, as applicable, as described in “Description of Debt Securities and Guarantees—Defeasance” in the accompanying prospectus.

In addition, the Issuer and the Guarantor may also obtain a discharge of the indenture with respect to all debt securities (including the Notes) issued thereunder and any related guarantee (including the Guarantee), as applicable, by depositing with the Trustee, in trust, money and/or securities of the United States or such other government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of the United States or such other government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay all amounts due on the debt securities on the date those payments are due whether at maturity, upon redemption or otherwise, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

Concerning Our Relationship with the Trustee

The Guarantor and its affiliates have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNY”) and may have borrowed money from BNY or its affiliates in the normal course of business. The Guarantor and its affiliates may enter into similar or other banking relationships with BNY or its affiliates in the future in the normal course of business. In addition, the Guarantor and its affiliates may provide consulting and other services in the ordinary course of our business for BNY or its affiliates.

Offers to Purchase; Open Market Purchases

Neither the Issuer nor the Guarantor is required to make any sinking fund payments or any offers to purchase with respect to the Notes or the Guarantee. The Issuer or the Guarantor may at any time and from time to time purchase Notes in the open market or otherwise.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the Notes of a series, DTC or such nominee will be considered the sole owner and holder of the Notes of such series for all purposes of the Notes of such series and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by the Issuer, the Guarantor or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

Unless and until the Issuer issues the Notes of a series in fully certificated, registered form under the limited circumstances described below under “—Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the Notes of such series;

•	all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes of such series, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.

Purchases of Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below under “—Certificated Notes.”

To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. None of the Issuer, the Guarantor, the Trustee or any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. None of the Issuer, the Guarantor or the Trustee have responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, none of the Issuer, the Guarantor or the Trustee have responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Issuer nor the Guarantor supervises these systems in any way.

The Trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.

Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (i) as a whole by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

The Issuer will issue Notes of the applicable series to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the Trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default with respect to the Notes of the applicable series has occurred and is continuing under the indenture; or

•	the Issuer, at its option, elects to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that Notes of the applicable series in fully certificated registered form are available through DTC. DTC will then surrender the global notes representing the Notes of such series along with instructions for re-registration. The Trustee will re-issue the Notes of the applicable series in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until the Issuer issues the Notes in fully certificated, registered form, (i) you will not be entitled to receive a certificate representing your interest in the Notes, (ii) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (iii) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, the Medicare tax on certain investment income, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of the Notes.

This discussion is limited to persons who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash). This discussion does not address all U.S. federal income tax considerations relevant to a person’s particular circumstances. In addition, it does not address considerations relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, each partnership holding or considering an investment in the Notes and each partner in such partnership is urged to consult its tax advisor regarding the U.S. federal income tax considerations of the ownership and disposition of the Notes by such partnership.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. Payments under the Notes or the Guarantee will have a U.S. source.

Sale, Exchange, Redemption or Other Taxable Disposition

A U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference, if any, between the amount of cash and the fair market value of any property received for the Note (less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale, exchange, redemption or other taxable disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. Holders are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when the U.S. Holder receives payments on a Note or receives proceeds from the sale or other taxable disposition of a Note. Certain U.S. Holders (including corporations) are exempt from backup withholding. A U.S. Holder will be subject to backup withholding if the U.S. Holder is not otherwise exempt (and certified such exempt status if required) and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. A U.S. Holder who does not timely provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Each U.S. Holder is urged to consult its tax advisor regarding such U.S. Holder’s qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion of FATCA (as defined below) and Information Reporting and Backup Withholding below, interest paid on a Note or the Guarantee to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•

the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury Regulations;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder properly certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S.

Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct of the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A Non-U.S. Holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced rate (e.g., under an applicable income tax treaty), may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Each Non-U.S. Holder is urged to consult its tax advisor regarding its entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note (other than amounts allocable to accrued and unpaid interest, which generally will be treated as interest subject to the rules discussed above under “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the U.S. federal income tax treatment of any such gain described above may be modified in the manner specified by the treaty. Each Non-U.S. Holder is urged to consult its tax advisor regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Each prospective investor is urged to consult its tax advisor regarding the potential application of withholding under FATCA to its investment in a Note.

CERTAIN IRISH TAX CONSEQUENCES

The following is a general summary of the Irish withholding tax consequences in relation to payments of interest on the Notes and payments in respect of the Guarantee and of the Irish stamp duty consequences of the issue or transfer of the Notes. It deals only with holders of Notes who beneficially own their Notes as an investment and who are not associated with the Issuer (otherwise than by virtue of holding the Notes). This summary does not deal with other Irish tax aspects of acquiring, holding or disposing of the Notes. This summary is based upon the laws of Ireland and the published practices of the Revenue Commissioners of Ireland in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of Notes who are in any doubt as to their tax position should consult their professional advisors.

Irish Withholding Tax

Payments of Interest on the Notes

Withholding Tax. Interest payments on the Notes made by the Issuer may be made without withholding on account of Irish income tax provided that they do not have an “Irish source.” Interest payments on the Notes made by the Issuer would not generally be considered to have an Irish source where: (i) the Issuer is not resident in Ireland for the purposes of Irish tax; (ii) the Issuer does not operate in Ireland through a branch or agency with which the issue of the Notes is connected; (iii) the funds for the payments do not come from Ireland and no interest payments will be made from Ireland; and (iv) no debt is secured on Irish situate assets. Accordingly, the Issuer or any paying agent acting on behalf of the Issuer should not be obliged to deduct Irish interest withholding taxes from payments made in connection with the Notes.

Encashment Tax. In certain circumstances, Irish tax will be required to be withheld at a rate of 25 per cent from any interest paid in respect of the Notes, where such interest is paid, collected or realized by a person in Ireland on behalf of any holder of the Notes. Holders of the Notes should therefore note that the appointment of an Irish collection agent or an Irish paying agent could result in the deduction of 25% encashment tax by such agent from interest payments on the Notes. A holder of Notes that is not resident in Ireland for tax purposes may claim an exemption from this withholding tax by submitting an appropriate declaration of non-Irish tax residency to the Irish agent.

Payments in Respect of the Guarantee

The Guarantor currently does not intend to withhold tax from any payments under the Guarantee. Depending on the correct analysis under Irish law of payments in respect of the Guarantee, it is possible that such payments would be subject to withholding on account of Irish income tax at the standard rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply under domestic Irish law.

Stamp Duty

No Irish stamp duty should be payable on the issue or transfer of the Notes for so long as (a) the Notes do not derive their value or the greater part of their value directly or indirectly from any non-residential immovable property situated in Ireland, and (b) the transfer of the Notes does not relate to: (i) any immovable property situated in Ireland or any right over or interest in such property; or (ii) the stocks or marketable securities of a company registered in Ireland.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement by and among the Issuer, the Guarantor, and the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities Inc., Citigroup Global Markets Inc. and BNP Paribas Securities Corp. are acting as representatives, the Issuer and the Guarantor have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of the Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of the 2027 Notes	Principal Amount of the 2029 Notes	Principal Amount of the 2031 Notes	Principal Amount of the 2034 Notes
J.P. Morgan Securities LLC	$352,000,000	$384,000,000	$384,000,000	$480,000,000
BofA Securities, Inc.	220,000,000	240,000,000	240,000,000	300,000,000
Citigroup Global Markets Inc.	143,000,000	156,000,000	156,000,000	195,000,000
BNP Paribas Securities Corp.	110,000,000	120,000,000	120,000,000	150,000,000
Barclays Capital Inc.	55,000,000	60,000,000	60,000,000	75,000,000
SG Americas Securities, LLC	55,000,000	60,000,000	60,000,000	75,000,000
Deutsche Bank Securities Inc.	44,000,000	48,000,000	48,000,000	60,000,000
HSBC Securities (USA) Inc.	44,000,000	48,000,000	48,000,000	60,000,000
Standard Chartered Bank	44,000,000	48,000,000	48,000,000	60,000,000
Goldman Sachs & Co. LLC	16,500,000	18,000,000	18,000,000	22,500,000
Morgan Stanley & Co. LLC	16,500,000	18,000,000	18,000,000	22,500,000

Total	$1,100,000,000	$1,200,000,000	$1,200,000,000	$1,500,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such notes are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the Notes of each series to the public at the applicable public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of 0.150% of the aggregate principal amount of the 2027 Notes, 0.200% of the aggregate principal amount of the 2029 Notes, 0.250% of the aggregate principal amount of the 2031 Notes and 0.275% of the aggregate principal amount of the 2034 Notes, as applicable. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the aggregate principal amount of the 2027 Notes, 0.150% of the aggregate principal amount of the 2029 Notes, 0.150% of the aggregate principal amount of the 2031 Notes and 0.175% of the aggregate principal amount of the 2034 Notes, as applicable to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us
Per 2027 Note	0.250%
2027 Notes total	$2,750,000
Per 2029 Note	0.350%
2029 Notes total	$4,200,000
Per 2031 Note	0.400%
2031 Notes total	$4,800,000
Per 2034 Note	0.450%
2034 Notes total	$6,750,000

Total	$18,500,000

We estimate that our out of pocket expenses for this offering will be approximately $14.0 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each series of Notes is a new issue of securities with no established trading market, and we currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system. One or more of the underwriters intend(s) to make secondary markets for the Notes. However, they are not obligated to do so and may discontinue making secondary markets for the Notes at any time without notice. No assurance can be given as to how liquid the trading markets for the Notes will be.

In connection with this offering of the Notes, the underwriters may engage in overallotments, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriting. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the prices of the Notes, as applicable. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Conflicts of Interest; Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and BNP Paribas Securities Corp. are lenders under our credit agreement and affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. act as dealers and placement agents under our commercial paper program. Additionally, the Guarantor and its affiliates may provide consulting and other services in the ordinary course of our business to the underwriters or their affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As described in the “Use of Proceeds” section of in this prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, including the repayment of outstanding commercial paper borrowings. Accordingly, certain of the underwriters and/or their affiliates who may be lenders, dealers and/or placement agents may receive a portion of the proceeds of the offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Settlement

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the closing date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement arrangement to prevent a failed settlement.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by

Regulation (EU) No 1286/2014 as it forms part of assimilated law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes based investment products or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and FSMA from the requirement to publish a prospectus for offers of Notes. This ‘prospectus supplement’ and there are references herein to a “prospectus,” neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any Notes. No Notes have been offered or will be offered to the public in Switzerland, except that offers of Notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a) to any person which is a professional client as defined under the FinSA; or

(b) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of Notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.

The Notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Our SEC file number is 001-34448. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus supplement incorporates by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

•

Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, as revised by our Current Report on Form 8-K filed on September 30, 2024, which revised Part I, Item 1, Part II, Item 7 and Part II, Item 8 thereof;

•

information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended August  31, 2023 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2023;

•

Quarterly Reports on Form 10-Q for the quarter ended November 30, 2023, filed with the SEC on December 19, 2023, the quarter ended February 29, 2024, filed with the SEC on March 21, 2024, and the quarter ended May  31, 2024, filed with the SEC on June 20, 2024; and

•

Current Reports on Form 8-K, filed with the SEC on December 6, 2023, January  31, 2024, May 17, 2024, June 11, 2024 (as amended on July  19, 2024), and September 30, 2024 (including Accenture plc’s recast financial statements and related disclosures, as of August 31, 2023, along with the audit report of our independent registered public accounting firm).

You will find additional information about us in the registration statement of which this prospectus and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. Statements in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or therein concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or calling us at the following address or telephone number:

Accenture plc

Investor Relations

395 Ninth Avenue

60th Floor

New York, New York 10001

United States of America

Telephone: +1 (703) 948-5150

LEGAL MATTERS

The validity of the Notes will be passed upon for us as to Irish law by Arthur Cox LLP and as to U.S. law by Gibson, Dunn & Crutcher LLP, New York, New York. Davis Polk & Wardwell LLP, Menlo Park, California, will pass upon certain matters for the underwriters.

EXPERTS

The consolidated financial statements of Accenture plc as of August 31, 2023 and 2022, and for each of the years in the three-year period ended August 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Accenture plc	Accenture Capital Inc.	Accenture Global Capital DAC
Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units Warrants Depositary Shares	Debt Securities	Debt Securities
Units

Accenture plc, Accenture Capital or Accenture DAC (each as defined below) may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered.

Accenture plc, Accenture Capital or Accenture DAC may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, Accenture plc, Accenture Capital or Accenture DAC may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Accenture Capital” to refer to Accenture Capital Inc., a Delaware corporation and a wholly owned subsidiary of Accenture plc;

•	“Accenture DAC” to refer to Accenture Global Capital DAC, an Irish designated activity company and a wholly owned subsidiary of Accenture plc;

•	“Accenture plc” to refer to Accenture plc, an Irish public limited company;

•	“Accenture,” “we,” “us” or “our” to refer to Accenture plc, together with its consolidated subsidiaries, including Accenture Capital and Accenture DAC; and

•

the “securities” to refer collectively to the guarantees, Class A ordinary shares, preference shares, share purchase contracts, share purchase units, warrants, depositary shares and units offered by Accenture plc, the debt securities offered by Accenture Capital and the debt securities offered by Accenture DAC.

This prospectus provides you with a general description of the securities that Accenture plc, Accenture Capital or Accenture DAC may offer. Each time that Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of the applicable document, unless otherwise indicated. The business, financial condition, results of operations and prospects of Accenture plc, Accenture Capital and/or Accenture DAC may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation, nor will we make an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

This document is not intended to be and is not a prospectus for purposes of the Companies Act 2014 of Ireland, as amended, Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area implementing the EU Prospectus Regulation. In the United Kingdom, this document is not intended to be and is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) including any statutory instruments made pursuant to the EUWA (the “UK Prospectus Regulation”). This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the EU Prospectus Regulation or the UK Prospectus Regulation. No offer of securities to the public is being, or shall be, made in Ireland or any other member state of the European Economic Area or the United Kingdom on the basis of this document. References to any UK legislation in this paragraph include any successor legislation to that legislation.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.accenture.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

•

Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, as revised by our Current Report on Form 8-K filed on September 30, 2024, which revised Part I, Item 1, Part II, Item 7 and Part II, Item 8 thereof;

•

information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended August  31, 2023 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2023;

•

Quarterly Reports on Form 10-Q for the quarter ended November 30, 2023, filed with the SEC on December 19, 2023, the quarter ended February 29, 2024, filed with the SEC on March 21, 2024 and the quarter ended May  31, 2024, filed with the SEC on June 20, 2024;

•

Current Reports on Form 8-K, filed with the SEC on December  6, 2023, January  31, 2024, May 17, 2024, June  11, 2024 (as amended on July  19, 2024), and September 30, 2024 (including Accenture plc’s recast financial statements and related disclosures, as of August 31, 2023, along with the audit report of our independent registered public accounting firm); and

•

the description of the Class A ordinary shares of Accenture plc contained in our Current Report on Form 8-K12B filed with the SEC on September 1, 2009, as updated by the Current Reports of the Company on Form 8-K (under Items 5.03 and 9.01), filed on February  9, 2012, February  3, 2016 and February  7, 2018 and in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on October 12, 2023, and as subsequently amended or updated.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or calling us at the following address or telephone number:

Accenture plc

Investor Relations

395 Ninth Avenue

60th Floor

New York, New York 10001

United States of America

Telephone: +1 (703) 948-5150

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to those identified below.

•

Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

•

Our business depends on generating and maintaining client demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

•	Risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action.

•

If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

•	We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

•	The markets in which we operate are highly competitive, and we might not be able to compete effectively.

•	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

•

If we do not successfully manage and develop our relationships with key ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

•

Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

•

Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

•	Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

•	Our debt obligations could adversely affect our business and financial condition.

•	Changes to accounting standards or in the estimates and assumptions we make in connection with the preparation of our consolidated financial statements could adversely affect our financial results.

•	As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

•	If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

•	We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

•	Our business could be materially adversely affected if we incur legal liability.

•	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

•	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

•

If we are unable to protect or enforce our intellectual property rights, or if our services or solutions infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

•

We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update any forward-looking statements. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors contained under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained in or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT ACCENTURE

Accenture is a leading global professional services company that helps the world’s leading organizations build their digital core, optimize their operations, accelerate revenue growth and enhance services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 774,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities.

Our principal executive offices are located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, our telephone number is +(353) (1) 646-2000 and our website is www.accenture.com. The information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus or any other filing we make with the SEC.

Accenture plc is an Irish public limited company, and its Class A ordinary shares are currently traded on the NYSE under the symbol “ACN.” Accenture Capital Inc. (“Accenture Capital”) is a Delaware corporation and a wholly owned subsidiary of Accenture plc. Accenture Global Capital DAC is an Irish designated activity company and a wholly owned subsidiary of Accenture plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of any senior debt securities that Accenture Capital may offer (the “Accenture Capital debt securities”), any senior debt securities that Accenture DAC may offer (the “Accenture DAC debt securities”) or that Accenture Capital and Accenture DAC may offer as co-issuers (the “co-issued debt securities”) pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Accenture Capital Debt Securities

Accenture Capital may issue Accenture Capital debt securities under an indenture to be entered into later (the “Accenture Capital indenture”), among Accenture Capital, as issuer, and Accenture plc, as guarantor (the “guarantor”), and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture Capital debt securities.

Any Accenture Capital debt securities that Accenture Capital issues under the Accenture Capital indenture will constitute unsubordinated debt of Accenture Capital. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture Capital indenture will constitute an unsubordinated obligation of Accenture plc.

Accenture DAC Debt Securities

Accenture DAC may issue Accenture DAC debt securities under an indenture to be entered into later (the “Accenture DAC indenture”), among Accenture DAC, as issuer, and Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture DAC debt securities.

Any Accenture DAC debt securities that Accenture DAC issues under the Accenture DAC indenture will constitute unsubordinated debt of Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture DAC indenture will constitute an unsubordinated obligation of Accenture plc.

Co-Issued Debt Securities

Accenture Capital and Accenture DAC may jointly issue co-issued debt securities under an indenture to be entered into later (the “joint indenture”), among Accenture Capital, as co-issuer, Accenture DAC, as co-issuer, Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of co-issued debt securities.

Any co-issued debt securities that Accenture Capital and Accenture DAC jointly issue under the joint indenture will constitute unsubordinated debt of Accenture Capital and Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the joint indenture will constitute an unsubordinated obligation of Accenture plc.

In this description:

•	the Accenture Capital debt securities, the Accenture DAC debt securities and the co-issued debt securities are sometimes referred to collectively as the “debt securities”;

•	the Accenture Capital indenture, the Accenture DAC indenture and the joint indenture are sometimes referred to collectively as the “indentures”;

•	the guarantees that Accenture plc issues under the indentures are sometimes referred to collectively as the “guarantees”; and

•

each of Accenture Capital and Accenture DAC, in each case in its capacity as issuer or co-issuer of debt securities, is sometimes referred to as an “issuer” (which term sometimes refers to the co-issuers collectively).

The terms of each series of debt securities and guarantees, if applicable, will be established by or pursuant to a resolution of the issuer’s board of directors and set forth or determined in the manner provided in a resolution of the issuer’s board of directors, in an officer’s certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer or co-issuers, the guarantor, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe certain applicable U.S. federal income tax considerations to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because Accenture plc is a holding company and Accenture Capital and Accenture DAC do not hold any assets, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors are paid, except to the extent that the applicable issuer may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer, or the names of the co-issuers, of those debt securities and, if applicable, the name of the guarantor;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	whether the debt securities will be guaranteed;

•	whether the debt securities will be secured;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•	whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer and/or any co-issuer, if applicable, at its option or at the option of the holders;

•	whether there will be a sinking fund;

•

if other than U.S. dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

•

whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Accenture plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to such debt securities.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed (or proof of payment thereof). (Section 2.05 of the indentures).

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. (Sections 2.01 and 2.04 of the indentures).

The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuer’s ability to incur unsecured indebtedness or, unless specified otherwise in the applicable prospectus supplement, secured indebtedness, subject in all cases to the restrictions described in “ —Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuer’s indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, the guarantor incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, an issuer could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

•

if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by the guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of the guarantor in accordance with the terms of the applicable indenture);

•

failure by the issuer or, if applicable, the guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, guarantor;

•

if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Accenture plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement (Section 6.01 of the indentures).

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantor to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures). For information as to waiver of defaults, see “ —Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement. In the event of bankruptcy, insolvency, liquidation or a similar event, the debt securities will become due and payable immediately and without any declaration or other act on the part of any holder.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 7.02 of the indentures). Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures).

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

•

the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•

the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures).

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures).

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interest of the holders of such debt securities not to provide that notice. (Section 6.07 of the indentures).

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantor may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or guarantor, as the case may be, substantially as an entirety:

a.

(i) is a corporation or other entity organized and existing under the laws of United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland; and (ii) expressly assumes by supplemental indenture the obligations of the issuer or guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the issuer or guarantor, as the case may be, has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the conditions set forth in the applicable indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the guarantor or the issuer and its subsidiaries will not be prohibited under each indenture, and (B) each of the guarantor and the issuer may, directly or indirectly, consolidate with or merge with or into an affiliate incorporated solely for the purpose of reincorporating the guarantor or the issuer, as applicable, in another jurisdiction within the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland to realize tax or other benefits. (Section 11.01 of the indentures).

Depending on the facts, it is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owner of debt securities or guarantees for new securities, which could result in U.S. beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes and possibly holding new notes with original issue discount solely for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities or guarantees under other tax laws to which the beneficial owners are subject.

Payment of Additional Amounts

Payments made by Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, on the debt securities or in respect of the guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of a similar nature (“Taxes”) unless Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct Taxes by law or the official interpretation or administration thereof.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities or the guarantees levied by or on behalf of (i) the government of Ireland or by any authority or agency therein or thereof having the power to tax, (ii) any other jurisdiction in which Accenture plc, Accenture Capital or Accenture DAC is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to Accenture plc, Accenture Capital or Accenture DAC is made or any political subdivision or any authority or agency therein or thereof having the power to tax, in each of clauses (ii) and (iii) other than the United States in the case of U.S. dollar-denominated debt securities issued by Accenture Capital (each of clauses (i), (ii), and (iii), a “Relevant Taxing Jurisdiction”), Accenture plc, Accenture Capital or Accenture DAC, as

applicable, will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities or guarantees, as applicable (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and such Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, value added, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of and premium, if any, or interest, if any, on the debt securities or the guarantees, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment (or the beneficial owner of the applicable debt security) to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

a.

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

b.

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, Accenture plc, Accenture Capital or Accenture DAC, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (any such taxes, “FATCA Taxes”), and any amounts to be paid on debt securities by or on behalf of the issuer will be paid net of any FATCA Taxes imposed or required pursuant thereto;

•

that would not have been imposed if presentation for payment of the relevant debt security or guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made;

•

in the case of U.S. dollar-denominated debt securities issued by Accenture Capital, any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any debt security or any payment in respect of any guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security. For the avoidance of doubt, no additional amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to a debt security or guarantee of the debt security, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, shall notify the trustee promptly thereafter) an officer’s certificate of Accenture plc, Accenture Capital, or Accenture DAC stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the debt securities on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.

Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law with respect to payments in respect of the debt securities or guarantees. Upon request, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the debt securities.

The obligations in this covenant will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its debt securities and will apply mutatis mutandis to any jurisdiction in which any successor person to Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the guarantees of such debt securities and any department or political subdivision thereof or therein.

All references in this prospectus, other than under “ —Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable. (Section 4.05 of the indentures).

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 60 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

the issuer determines that, as a result of any change in, or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the official application, administration, or written interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of an interpretation, is announced, on or after the issue date of the applicable debt securities or guarantee, the issuer, the guarantor or any successor to the issuer or guarantor, as applicable, would be required to pay additional amounts (as described under “ —Payment of Additional Amounts”) with respect to that series of such debt securities or under the guarantee, as the case may be, on the next succeeding interest payment date for such debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the issuer, the guarantor or any successor to the issuer or guarantor, as applicable; or

•

the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction, which action is taken or brought on or after the issue date of the applicable debt securities or guarantee, under the laws of a jurisdiction other than a Relevant Taxing Jurisdiction, with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Accenture plc, Accenture Capital or Accenture DAC, as applicable, would be obligated to pay any additional amounts.

Accenture plc, Accenture Capital or Accenture DAC will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “ —Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Accenture plc, Accenture Capital or Accenture DAC will deliver to the trustee (i) an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and (ii) an opinion of independent counsel to the effect that there has been such change or amendment that would entitle the issuer to redeem the debt securities under the indenture. The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the securities being redeemed. The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to Accenture plc, Accenture Capital or Accenture DAC is incorporated or organized or tax resident or any political subdivision or taxing authority or agency thereof or therein, provided that if on the date of the succession the taxing jurisdiction is not already a Relevant Taxing Jurisdiction, the change or amendment of law becomes effective (or the announcement of the official interpretation is announced) after that date. (Section 3.02 of the indentures).

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantor may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•

the issuer or, if applicable, the guarantor or the issuer together with the guarantor irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the United States or the other government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of the United States or such other government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

the issuer or, if applicable, the guarantor delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantor has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures).

In addition, the issuer or, if applicable, the guarantor or the issuer together with the guarantor may also obtain a discharge of the applicable indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures).

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•

the issuer and, if applicable, the guarantor may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ — Consolidation and Merger”; and

•

any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”). (Sections 13.03 and 13.04 of the indentures).

The conditions include, among other things:

•

irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures).

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantor or the issuer together with the guarantor exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantor would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantor may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, the guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, the guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures).

The issuer and, if applicable, the guarantor may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantor may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures).

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under the guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of the guarantor under the guarantee will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Accenture plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNY”) and may have borrowed money from BNY in the normal course of business. The issuers may enter into similar or other banking relationships with BNY in the future in the normal course of business. BNY may also act as trustee with respect to other debt securities issued by the issuers.

BNY will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNY may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNY may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own preference shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Accenture plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares of Accenture plc which may be offered by this prospectus, see the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Accenture plc’s Amended and Restated Memorandum and Articles of Association (the “Accenture plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

The Accenture plc Constitution authorizes Accenture plc to designate and issue undesignated shares as preference shares, in one or more classes or series, with or without voting rights attached to them, with the number of shares of each class or series and the powers, preferences, rights and limitations thereof (which may include preferences regarding dividends and liquidation rights over the Class A ordinary shares of Accenture plc) to be determined by Accenture plc’s board of directors at the time of issuance of the relevant preference shares. Accenture plc is authorized to issue up to 2,000,000,000 undesignated shares with a nominal value of $0.0000225 per share, all of which may be designated as preference shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

We will include the specific terms of each series of the preference shares of Accenture plc being offered in an applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Accenture plc registered in street name or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Accenture plc is incorporated in this prospectus by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, including any amendment or report filed for the purposes of updating such description. The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

For more information regarding the rights attached to the Class A ordinary shares of Accenture plc which may be offered by this prospectus, see the applicable prospectus supplement, the Accenture plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Accenture plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Accenture plc.

The Accenture plc Constitution authorizes Accenture plc to allot and issue up to 20,000,000,000 Class A ordinary shares, with a nominal value of $0.0000225 per share, and the board of directors is authorized to grant rights to subscribe for or grant rights to convert or exchange any security into or for, its Class A ordinary shares, which shall have the same rights, preferences and limitations as its existing Class A ordinary shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF ACCENTURE PLC

Accenture plc may issue share purchase contracts, representing contracts obligating holders to purchase from Accenture plc, and obligating Accenture plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A Ordinary Shares of Accenture plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A Ordinary Shares of Accenture plc:

•	preference shares of Accenture plc; or

•	debt obligations of third parties, including Accenture Capital debt securities, Accenture DAC debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Accenture plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Accenture plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

DESCRIPTION OF WARRANTS OF ACCENTURE PLC

Accenture plc may from time to time issue warrants, in one or more series, to purchase Accenture Capital debt securities, Accenture DAC debt securities, co-issued debt securities or our equity securities. Accenture plc may offer warrants separately or together with one or more additional warrants, debt securities, preference shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Accenture plc issues warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that Accenture plc may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants Accenture plc offers described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which Accenture plc will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	certain applicable U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preference shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preference shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preference shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution or other adjustment provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES OF ACCENTURE PLC

Accenture plc may issue shares of preference shares either separately or represented by depositary shares. Accenture plc may also, at its option, elect to offer fractional interests in preference shares instead of a full preference share. If exercising this option, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preference shares, as described in the applicable prospectus supplement and/or other offering material.

Any class or series of preference shares represented by depositary shares will be deposited under a deposit agreement between Accenture plc and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share represented by such depositary share, to all the rights and preferences of the preference shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preference shares into other securities.

The applicable prospectus supplement will describe the particular terms of any depositary shares Accenture plc offers. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS OF ACCENTURE PLC

Accenture plc may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	certain U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not propose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

Accenture plc, Accenture Capital or Accenture DAC may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Accenture plc, Accenture Capital or Accenture DAC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Accenture plc, Accenture Capital, Accenture DAC or others to settle such sales and may such securities to close any related short positions. Accenture plc, Accenture Capital or Accenture DAC may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Accenture plc, Accenture Capital or Accenture DAC and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Accenture plc, Accenture Capital or Accenture DAC, or through agents designated by one of them from time to time. In the case of securities sold directly by Accenture plc, Accenture Capital or Accenture DAC, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Accenture plc, Accenture Capital or Accenture DAC to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Accenture plc, Accenture Capital or Accenture DAC may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Accenture plc, Accenture Capital or Accenture DAC, to indemnification by one or more of Accenture plc, Accenture Capital or Accenture DAC against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Accenture plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Accenture plc, Accenture Capital or Accenture DAC, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Arthur Cox LLP and certain matters with respect to New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Accenture plc as of August 31, 2023 and 2022, and for each of the years in the three-year period ended August 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$5,000,000,000

Accenture Capital Inc.

$1,100,000,000 3.900% Senior Notes due 2027

$1,200,000,000 4.050% Senior Notes due 2029

$1,200,000,000 4.250% Senior Notes due 2031

$1,500,000,000 4.500% Senior Notes due 2034

with full and unconditional guarantee

as to payment of principal and interest by

Accenture plc

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Citigroup	BNP PARIBAS

Barclays	SOCIETE GENERALE	Deutsche Bank Securities	HSBC

Standard Chartered Bank	Goldman Sachs & Co. LLC	Morgan Stanley

October 1, 2024